EXECUTION COPY



                       -----------------------------------

                               PURCHASE AGREEMENT

                       -----------------------------------



                                  by and among



                            DASSAULT SYSTEMES CORP.,



                             SPATIAL COMPONENTS, LLC



                                       and



                             SPATIAL TECHNOLOGY INC.




                            Dated as of July 4, 2000

                                Table of Contents

                                                                            Page


                           ARTICLE I PURCHASE AND SALE

SECTION 1.01.   Assets to Be Transferred.......................................2
SECTION 1.02.   Assumption and Exclusion of Liabilities........................4
SECTION 1.03.   Sale of Membership Interests...................................5
SECTION 1.04.   Purchase Price; Allocation of Purchase Price...................5
SECTION 1.05.   Closing........................................................5
SECTION 1.06.   Closing Deliveries by the Seller...............................5
SECTION 1.07.   Closing Deliveries by the Purchaser............................6
SECTION 1.08.   Escrow.........................................................6
SECTION 1.09.   Share Purchase.................................................6

             ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SELLER

SECTION 2.01.   Organization, Authority and Qualification of the Seller........7
SECTION 2.02.   Organization, Authority and Qualification of the Company.......8
SECTION 2.03.   Membership Interests in the Company............................8
SECTION 2.04.   No Conflict....................................................9
SECTION 2.05.   Governmental Consents and Approvals............................9
SECTION 2.06.   SEC Filings; Financial Statements..............................9
SECTION 2.07.   No Undisclosed Liabilities....................................10
SECTION 2.08.   Insurance.....................................................10
SECTION 2.09.   Receivables...................................................10
SECTION 2.10.   Inventories...................................................11
SECTION 2.11.   Sales and Purchase Order Backlog..............................11
SECTION 2.12.   Conduct in the Ordinary Course; Absence of Certain
                Changes, Events and Conditions................................11
SECTION 2.13.   Litigation....................................................13
SECTION 2.14.   Compliance with Laws; Permits.................................13
SECTION 2.15.   Environmental Matters.........................................14
SECTION 2.16.   Material Contracts............................................14
SECTION 2.17.   Intellectual Property.........................................15
SECTION 2.18.   The Seller Software...........................................17
SECTION 2.19.   Assets........................................................18
SECTION 2.20.   Tangible Personal Property....................................19
SECTION 2.21.   Real Property.................................................19
SECTION 2.22.   Customers.....................................................20
SECTION 2.23.   Suppliers.....................................................20
SECTION 2.24.   Employee Benefit Matters......................................20
SECTION 2.25.   Labor Matters.................................................21
SECTION 2.26.   Business  Employees...........................................22
SECTION 2.27.   Taxes.........................................................22

SECTION 2.28.   Subsidiaries..................................................23
SECTION 2.29.   Brokers.......................................................23
SECTION 2.30.   Prepaid Royalties.............................................23

           ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 3.01.   Organization and Authority of the Purchaser...................24
SECTION 3.02.   No Conflict...................................................24
SECTION 3.03.   Governmental Consents and Approvals...........................25
SECTION 3.04.   Assets........................................................25
SECTION 3.05.   Brokers.......................................................25

                  ARTICLE IV ADDITIONAL AGREEMENTS

SECTION 4.01.   Conduct of Business Prior to the Closing......................25
SECTION 4.02.   Stockholders' Meeting.........................................26
SECTION 4.03.   Proxy Statement...............................................26
SECTION 4.04.   Access to Information.........................................27
SECTION 4.05.   Disclaimer of Representations and Warranties..................27
SECTION 4.06.   Regulatory and Other Authorizations; Notices and Consents.....27
SECTION 4.07.   Notice of Developments........................................29
SECTION 4.08.   Non-Competition...............................................29
SECTION 4.09.   Non-Hiring and Non-Solicitation...............................30
SECTION 4.10.   Use of Names and Marks........................................30
SECTION 4.11.   Bulk Transfer Laws............................................31
SECTION 4.12.   Certain Tax Filings...........................................31
SECTION 4.13.   Conveyance Taxes..............................................31
SECTION 4.14.   No Solicitation of Transactions...............................31
SECTION 4.15.   State Takeover Laws...........................................33
SECTION 4.16.   Cooperation and Exchange of Tax Information...................33
SECTION 4.17.   Right of Information..........................................34
SECTION 4.18.   Public Announcements..........................................34
SECTION 4.19.   Further Action................................................35
SECTION 4.20.   Closing Amounts Statement; Receivables........................35
SECTION 4.21.   Confidentiality...............................................35

                     ARTICLE V EMPLOYEE MATTERS

SECTION 5.01.   Employees.....................................................37
SECTION 5.02.   Employee Benefits.............................................37
SECTION 5.03.   Key Employee Retention Matters................................38

                  ARTICLE VI CONDITIONS TO CLOSING

SECTION 6.01.   Conditions to Obligations of the Seller,
                the Company and the Purchaser.................................38
SECTION 6.02.   Additional Conditions to Obligations of the
                Seller and the Company........................................39
SECTION 6.03.   Additional Conditions to Obligations of the Purchaser.........40

                     ARTICLE VII INDEMNIFICATION

SECTION 7.01.   Survival of Representations and Warranties....................41
SECTION 7.02.   Indemnification by the Seller.................................42
SECTION 7.03.   Indemnification by the Purchaser..............................43
SECTION 7.04.   Limitations on Indemnification................................44
SECTION 7.05.   Distributions from Escrow Fund................................45
SECTION 7.06.   Tax Treatment of Indemnifications.............................45
SECTION 7.07.   Exclusive Remedy..............................................45

                 ARTICLE VIII TERMINATION AND WAIVER

SECTION 8.01.   Termination...................................................46
SECTION 8.02.   Effect of Termination.........................................47
SECTION 8.03.   Fees and Expenses.............................................47
SECTION 8.04.   Amendment.....................................................48
SECTION 8.05.   Waiver........................................................48

                    ARTICLE IX GENERAL PROVISIONS

SECTION 9.01.   Expenses......................................................49
SECTION 9.02.   Notices.......................................................49
SECTION 9.03.   Severability; Entire Agreement................................50
SECTION 9.04.   Assignment; No Third Party Beneficiaries......................50
SECTION 9.05.   Counterparts..................................................50
SECTION 9.06.   Governing Law; Forum..........................................50
SECTION 9.07.   Currency......................................................51
SECTION 9.08.   Specific Performance..........................................51
SECTION 9.09.   Waiver of Jury Trial..........................................51

                        ARTICLE X DEFINITIONS

SECTION 10.01.  Certain Defined Terms.........................................51
SECTION 10.02.  Other Defined Terms...........................................57

PURCHASE AGREEMENT, dated as of July 4, 2000 (this "Agreement"), by and among DASSAULT SYSTEMES CORP., a corporation organized under the laws of the State of Delaware (the "Purchaser"), SPATIAL TECHNOLOGY INC., a corporation organized under the laws of the State of Delaware (the "Seller"), and SPATIAL COMPONENTS, LLC, a limited liability corporation organized under the laws of the State of Delaware and a wholly owned subsidiary of the Seller (the "Company").

                              W I T N E S S E T H:

                  WHEREAS, among other businesses, the Seller is primarily engaged in (i) developing, marketing, distributing, licensing and selling component software, including without limitation, the CBD Software as defined hereafter (the "Component Business") and (ii) developing, marketing, licensing and providing its Internet-based services for the engineering community, focusing on Internet-hosted application services and content, e-commerce and other services to the manufacturing and design engineering community (the "Internet Service Business");

                  WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Component Business, including, without limitation, all right, title and interest of the Seller in and to the property and assets of the Component Business, and in connection therewith the Purchaser is willing to assume certain liabilities of the Seller relating thereto, all upon the terms and subject to the conditions set forth herein (the "Acquisition");

                  WHEREAS, the Board of Directors of the Seller (the "Board") has determined that the Acquisition is in the best interests of its stockholders;

                  WHEREAS, the Seller shall transfer the Assets (as defined below) to the Company in connection with the division of the Seller's business into the Component Business and the Internet Service Business, pursuant to the Assignment and Assumption Agreement (as defined below);

                  WHEREAS, the Board has unanimously approved this Agreement, the Acquisition and the other transactions contemplated by this Agreement and agreed to recommend that the holders of shares of common stock, par value $.01 per share (the "Seller Common Stock"), of the Seller approve of the foregoing;

                  WHEREAS, in connection with the closing of the transactions contemplated by this Agreement, Dassault Systemes, a societe anonyme organized under the laws of France and the owner of the Purchaser ("Dassault Systemes"), and/or certain affiliates of Dassault Systemes, and the Seller intend to enter into the IP Agreements (as defined below);

                  WHEREAS, the Purchaser wishes to make an additional equity investment in the Seller; and

                  WHEREAS, certain capitalized terms used herein shall having the meanings ascribed thereto in Article X of this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE I

                                PURCHASE AND SALE

                  SECTION 1.01. Assets to Be Transferred. (a) On the terms and subject to the conditions of this Agreement and the Assignment and Assumption Agreement, the Seller shall, by means of a capital contribution, on or prior to the Closing, assign, transfer, convey and deliver to the Company, or cause to be assigned, transferred, conveyed and delivered to the Company, all the assets, properties, goodwill and business of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, directly or indirectly owned by the Seller or to which it is directly or indirectly entitled, other than the Excluded Assets, that are used in or intended to be used in the Component Business (the assets to be transferred to the Company pursuant to the Assignment and Assumption Agreement being referred to as the "Assets"), including, without limitation, the following:

                           (i) the Component Business as a going concern;

                           (ii) all municipal, state and federal franchises,
                  permits, licenses, agreements, waivers and authorizations held or used by or intended to be used by the Seller in connection with, or required for, the Component Business, including, without limitation, the franchises, permits, licenses, agreements, waivers and authorizations set forth in Section 1.01(a)(ii) of the Disclosure Schedule;

                           (iii) all right, title and interest in, to and under
                  the Owned Intellectual Property and the Seller's right, title and interest in, to and under the Licensed Intellectual Property;

                           (iv) all furniture, fixtures, equipment, machinery
                  and other tangible personal property used, intended to be used or held for use by the Seller at the locations at which the Component Business is conducted, or otherwise owned or held by the Seller on the Closing Date for use in, or in connection with, the conduct of the Component Business, including, without limitation, all furniture, fixtures, equipment, computers, peripheral equipment, machinery and other tangible personal property located at or held in the properties leased pursuant to the leases set forth in Section 1.01(a)(xiv) of the Disclosure Schedule;

                           (v) all vehicles and rolling stock used in or
                  intended to be used in the Component Business;

                           (vi) all Inventories;

                           (vii) all Receivables;

                           (viii) copies, to the extent reasonably requested, of
                  all books of account, general and financial, tax records, the personnel records listed in Section 1.01(a)(viii) of the Disclosure Schedule, invoices, shipping records, supplier lists, correspondence and other documents, records and files and all computer software and programs and any rights thereto used in, intended to be used in or relating to, the Component Business on the Closing Date;

                           (ix) the goodwill of the Seller relating to the
                  Component Business;

                           (x) all the Seller's right, title and interest in, to
                  and under the name "Spatial";

                           (xi) all claims, causes of action, chooses in action,
                  rights of recovery and rights of set-off of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof), pertaining to or arising out of the Component Business;

                           (xii) all sales and promotional literature, copies of
                  all customer lists and other sales-related materials designed for or used in, intended to be used in or related to the Component Business; provided, however, that, subject to the provisions of Sections 4.08, 4.09 and 4.14, the Seller shall have the right to retain and use for any business purpose reasonably related to the Internet Services Business, originals of such customer lists;

                           (xiii) all rights of the Seller (other than the
                  Seller's rights in, to and under the Purchased Intellectual Property, which are as separately addressed herein) under all contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders, and under all commitments, bids and offers (to the extent such offers are transferable) to the extent used in or intended to be used in the Component Business, including, without limitation, all contracts, licenses, sublicenses, agreements and commitments arising out of or relating to the Component Business on the Closing Date listed in Section 1.01(a)(xiii) of the Disclosure Schedule;

                           (xiv) all rights of the Seller in, to and under the
                  leases for the Leased Real Property listed in Section 1.01(a)(xiv) of the Disclosure Schedule; and

                           (xv) all the Seller's direct and indirect right,
                  title and interest on the Closing Date in, to and under all other assets, rights and claims of every kind and nature used or intended to be used in the Component Business.

                  (b) The Assets shall exclude the following assets owned by the Seller and all other assets and properties set forth on Section 1.01(b) of the Disclosure Schedule (the "Excluded Assets"):

                           (i) all cash, cash equivalents and bank accounts
                  owned by the Seller;

                           (ii) the Retained Intellectual Property;

                           (iii) all rights of the Seller in, to and under any
                  leases for real property other than for the Leased Real Property, including, without limitation, the lease of the real property located at 530 Howard Street, Suite 300, San Francisco, California 94105 and 5485 Conestoga Court, Boulder, Colorado 80301;

                           (iv) all rights of the Seller under this Agreement,
                  the Ancillary Agreements, the IP Agreements and any other agreement of the Seller not related to the Component Business;

                           (v) the originals of all Board and stockholder
                  minutes of the Seller;

                           (vi) all assets and property of the Seller that are
                  not Assets; and

                           (vii) all receivables other than the Receivables.

                  SECTION 1.02. Assumption and Exclusion of Liabilities. (a) On the terms and subject to the conditions of this Agreement, the Purchaser shall, at the Closing, assume and shall pay, perform and discharge when due only the following and no other Liabilities of the Seller as at the Closing Date (the "Assumed Liabilities"):

                           (i) all obligations, claims and liabilities arising
                  out of or relating to performance from and after the Closing Date under the contracts, licenses, sublicenses, agreements, commitments and leases listed in Sections 1.01(a)(xiii) and 1.01(a)(xiv) of the Disclosure Schedule; and

                           (ii) all Liabilities arising out of or incurred in
                  connection with the Assets from and after the Closing Date.

                  (b) The Assumed Liabilities in Section 1.02(a) shall constitute the only Liabilities assumed by the Company or the Purchaser as a result of the purchase of the Component Business. The Seller shall retain, and shall be responsible for paying, performing and discharging, and neither the Company nor the Purchaser shall assume or have any responsibility for, all Liabilities of the Seller other than the Assumed Liabilities (the "Excluded Liabilities"), including, without limitation:

                           (i) all Taxes (excluding Conveyance Taxes, which
                  shall be governed by Section 4.13) now or hereafter owed by the Seller or any Affiliate of the Seller, or attributable to the Assets or the Component Business, relating to any period, or any portion of any period, ending on or prior to the Closing Date;

                           (ii) all Liabilities relating to or arising out of
                  the Excluded Assets;

                           (iii) all Liabilities, except the Assumed
                  Liabilities, relating to or arising out of the conduct of the Component Business prior to the Closing, including but not limited to any and all Liabilities associated with any Plans; and

                           (iv) all deferred revenue relating to the Internet
                  Service Business.

                  SECTION 1.03. Sale of Membership Interests. On the Closing Date, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, all of the membership interests in the Company (the "Membership Interests").

                  SECTION 1.04. Purchase Price; Allocation of Purchase Price.
(a) The purchase price for the Membership Interests shall be $21,500,000 minus Deferred Revenue plus the sum of (A) Prepaid Expenses and (B) Receivables (the "Purchase Price").

                  (b) Prior to the Closing Date, the Purchaser and the Seller shall agree upon an allocation of the sum of the Purchase Price and the Assumed Liabilities among the Assets as of the Closing Date (the "Allocation"). Any subsequent adjustments to the sum of the Purchase Price and Assumed Liabilities shall be reflected in the Allocation hereunder in a manner consistent with
Section 1060 of the Code and the Treasury Regulations thereunder. For all Tax purposes, the Purchaser and the Seller agree to report the transactions contemplated in this Agreement in a manner consistent with the terms of this Agreement, including the Allocation, and that neither of them will take any position inconsistent therewith in any Tax return, in any refund claim, in any litigation, or otherwise, except as otherwise required by Law.

                  SECTION 1.05. Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Membership Interests contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Hogan & Hartson L.L.P., 1800 Broadway, Boulder, Colorado 80302, at 10:00 A.M. Colorado time on the second Business Day following the satisfaction or waiver of all other conditions to the obligations of the parties set forth in Article VI, or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

                  SECTION 1.06. Closing Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

                  (a) Executed counterparts of the Intellectual Property Assignment and such other instruments, in form and substance satisfactory to the Purchaser, as may be reasonably requested by the Purchaser to evidence the transfer of the Assets to the Company or evidence such transfer on the public records;

                  (b) an executed counterpart of the Assignment and Assumption Agreement;

                  (c) a certificate evidencing the Membership Interests being purchased at the Closing;

                  (d) a receipt for the Purchase Price less the Escrow Amount;

                  (e) the certificates and other documents required to be delivered pursuant to Section 6.03; and

                  (f) a statement of (i) the Deferred Revenue, specifying the amounts of cash and receivables attributable to (A) maintenance of Software, (B) consulting services and (C) Licenses and, in each case, the third parties involved and (ii) the Prepaid Expenses, specifying the amount thereof and the third parties involved (the "Closing Amounts Statement").

                  SECTION 1.07. Closing Deliveries by the Purchaser. (a) At the Closing, the Purchaser shall deliver to the Seller:

                           (i) the Purchase Price less the Escrow Amount by wire
                  transfer in immediately available funds to an account or accounts designated in writing by the Seller to the Purchaser at least three Business Days prior to the Closing Date; and

                           (ii) the certificates and other documents required to
                  be delivered pursuant to Section 6.02.

                  (b) At the Closing, the Purchaser shall deliver to the Escrow Agent, in accordance with the Escrow Agreement, the Escrow Amount by wire transfer in immediately available funds to the account designated therefor in the Escrow Agreement.

                  SECTION 1.08. Escrow. Prior to or at the Closing, the Seller and the Purchaser shall enter into an Escrow Agreement with the Escrow Agent substantially in the form of Exhibit B (the "Escrow Agreement"). In accordance with the terms of the Escrow Agreement, the Purchaser shall deposit the Escrow Amount into an account to be managed and paid out by the Escrow Agent in accordance with the terms of the Escrow Agreement.

                  SECTION 1.09. Share Purchase. (a) At or prior to the Closing, on the terms and subject to the conditions set forth in this Agreement and the Share Purchase Agreement, the Purchaser will purchase from the Seller and the Seller will issue and sell to the Purchaser (the "Share Purchase") 555,556 shares of Seller Common Stock. With respect to the shares purchased pursuant to this Section 1.09, the Purchaser shall enjoy all rights, including registration rights (subject to obtaining all required shareholder approvals), that the Purchaser enjoys with respect to the shares of Seller Common Stock purchased by the Purchaser from the Seller pursuant to the Securities Purchase Agreement, dated as of February 22, 2000, among the Seller and the several purchasers named therein, including the Purchaser; provided, however, that the Purchaser shall have no rights with respect to any warrants of the Seller pursuant to this
Section 1.09.

                  (b) The Share Purchase shall occur at the time and place of the Closing, or, if the Purchaser so elects in a written notice (the "Share Notice") delivered to the Seller at least five Business Days prior to the Closing Date, on any Business Day prior to the Closing Date (which date shall be specified by the Purchaser in the Share Notice and shall be at least two Business Days after the date of the Share Notice and, if required by the rules of the American Stock Exchange, shareholder approval) or on such other date and place as may be mutually agreed by the Seller and the Purchaser (the "Share Closing"). The Share Notice shall set forth the Share Purchase Amount. For purposes of this Agreement, "Share Purchase Amount" means $2,000,000.

                  (c) At the Share Closing, the Seller shall deliver: (i) an executed counterpart of the Share Purchase Agreement; and (ii) one or more certificates for the shares of Seller Common Stock to be sold to the Purchaser pursuant to Section 1.09(a) duly registered in the name of the Purchaser or the Person designated in writing by the Purchaser. The stock certificates issued pursuant to this Section shall have all such legends restricting or otherwise limiting transferability as required by the Share Purchase Agreement.

                  (d) At the Share Closing, the Purchaser shall: (i) deliver an executed counterpart of the Share Purchase Agreement; and (ii) pay the Share Purchase Amount to the Seller by wire transfer in immediately available funds to an account or accounts designated in writing by the Seller.

                  (e) If, during the period prior to the Share Closing, the outstanding shares of Seller Common Stock are changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the number of shares of Seller Common Stock to be sold to the Purchaser pursuant to Section 1.09(a) shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

                  As an inducement to the Purchaser to enter into this Agreement, except as set forth in the Disclosure Schedule hereto (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), the Seller hereby represents and warrants to the Purchaser as follows:

                  SECTION 2.01. Organization, Authority and Qualification of the Seller. The Seller is a corporation duly organized or formed, validly existing and in good standing under the Laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. The execution and delivery of this Agreement and the Ancillary Agreements by the Seller, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Seller (other than, with respect to the Acquisition, the approval and adoption of this Agreement, the Acquisition and the other transactions contemplated by this Agreement by the holders of a majority of the then-outstanding shares of Seller Common Stock). This Agreement has been, and upon their execution the Ancillary Agreements will be, duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the other parties thereto) this

Agreement constitutes, and upon their execution the Ancillary Agreements will constitute, legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other Law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and to general principles of equity. The Board has taken all appropriate action to ensure that the restrictions on "business combinations" contained in Section 203 of the General Corporate Law of the State of Delaware ("Delaware Law") are inapplicable to this Agreement, the Acquisition and the other transactions contemplated by this Agreement ("Section 203 Approval").

                  SECTION 2.02. Organization, Authority and Qualification of the Company. The Company is a limited liability company duly organized or formed, validly existing and in good standing under the Laws of the State of Delaware and has all necessary power and authority to enter into this Agreement and the Assignment and Assumption Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. The execution and delivery of this Agreement and the Assignment and Assumption Agreement by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Company. This Agreement and the Assignment and Assumption Agreement have been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the other parties thereto) this Agreement and the Assignment and Assumption Agreement constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other Law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and to general principles of equity.

                  SECTION 2.03. Membership Interests in the Company. As of the date hereof and without giving effect to the consummation of the transactions contemplated hereby, the Membership Interests constitute all of the membership interests in the Company. The Seller owns all of the Membership Interests free and clear of all Encumbrances. There are no outstanding contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person.

                  SECTION 2.04. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 2.05 have been obtained and all filings and notifications listed in Section 2.05 of the Disclosure Schedule have been made, except as may result from any facts or circumstances relating solely to the Purchaser, the execution, delivery and performance of this Agreement, the Assignment and Assumption Agreement and the Ancillary Agreements by the Seller and the Company, as the case may be, do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of

Incorporation or By-laws of the Seller or the Certificate of Formation or the Operating Agreement of the Company, as the case may be, (b) conflict with or violate any Law or Governmental Order applicable to the Seller, the Company, the Assets or the Component Business, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent (except as set forth in Sections 2.17(g) and 2.19(b) of the Disclosure Schedule) under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Assets or properties of the Seller or the Company relating to the Component Business pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Seller or the Company is a party or by which any of such Assets or properties is bound or affected, except in the case of clauses
(b) and (c) as would not have a Material Adverse Effect.

                  SECTION 2.05. Governmental Consents and Approvals. (a) The execution, delivery and performance of this Agreement, the Assignment and Assumption Agreement and each Ancillary Agreement by the Seller do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except the notification requirements of the HSR Act.

                  (b) The execution, delivery and performance of this Agreement and the Assignment and Assumption Agreement by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority.

                  SECTION 2.06. SEC Filings; Financial Statements. (a) Each of the Seller and the Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since December 31, 1998, and the Seller has heretofore delivered to the Purchaser, in the form filed with the SEC, (i) its Annual Reports on Form 10-KSB for the fiscal years ended December 31, 1999 and 1998, (ii) its Quarterly Reports on Form 10-QSB for the period ended March 31, 2000, (iii) all proxy statements relating to the Seller's meetings of stockholders (whether annual or special) held since December 31, 1998, and (iv) all other forms, reports and other registration statements filed by the Seller with the SEC since December 31, 1998 (the forms, reports and other documents referred to in clauses (i), (ii), (iii) and (iv) above being, collectively, the "SEC Reports"). The SEC Reports (i) were prepared, in all material respects, in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared, in all material respects, in accordance with US GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of the Seller as at the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that would not have a Material Adverse Effect).

                  SECTION 2.07. No Undisclosed Liabilities. The Company has no Liabilities other than the Assumed Liabilities and those Liabilities created by this Agreement and the transactions contemplated hereby.

                  SECTION 2.08. Insurance. Section 2.08 of the Disclosure Schedule lists each insurance policy (including policies providing property, casualty, liability, workers' compensation, and bond and surety arrangements) under which the Assets have been insured at any time within the past three years. With respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect, and (ii) neither the Seller nor the Company is in breach or default (including any breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification, under the policy.

                  SECTION 2.09. Receivables. Except to the extent, if any, reserved for in the audited consolidated balance sheet of the Seller for the fiscal year ended December 31, 1999 (the "December 31, 1999 Balance Sheet"), all Receivables arose from, and the Receivables existing on the Closing Date will have arisen from, the sale of Inventory or services to Persons not Affiliated with the Seller and in the ordinary course of the Component Business consistent with past practice and, except as reserved against in the December 31, 1999 Balance Sheet, constitute or, to the Seller's knowledge, will constitute, as the case may be, only valid, undisputed claims of the Component Business not subject to valid claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of the Component Business consistent with past practice. There are no Receivables past due in excess of 60 days.

                  SECTION 2.10. Inventories. (a) Subject to amounts reserved therefor in the December 31, 1999 Balance Sheet, the values at which all Inventories are carried in the December 31, 1999 Balance Sheet reflect the historical inventory valuation policy of the Seller of stating such Inventories at the lower of cost (determined on the first-in, first-out method) or market value. The Seller has, and at the Closing Date the Company will have, good and marketable title to the Inventories free and clear of all Encumbrances, other than Permitted Encumbrances. The Inventories do not consist of, in any material amount, items that are obsolete, damaged or slow-moving. The Inventories do not consist of any items held on consignment. The Seller is not under any obligation or liability with respect to accepting returns of items of Inventory or merchandise in the possession of its customers other than in the ordinary course of the Component Business consistent with past practice. No clearance or extraordinary sale of the Inventories has been conducted since the date of the December 31, 1999 Balance Sheet.

                  SECTION 2.11. Sales and Purchase Order Backlog. (a) As of July 1, 2000, open sales orders (including, without limitation, licenses, maintenance and services sold) accepted by the Seller arising out of or relating to the Component Business totaled no more than $75,000. Section 2.11(a) of the Disclosure Schedule lists all sales orders exceeding $30,000 per order, which have been accepted by the Seller arising out of or relating to the Component Business and which were open as of the date prior to the date hereof.

                  (b) As of July 1, 2000, open purchase orders issued by the Seller arising out of or relating to the Component Business totaled no more than $100,000. Section 2.11(b) of the Disclosure Schedule lists all purchase orders exceeding $30,000 per order, which have been issued by the Seller arising out of or relating to the Component Business and which were open as of the date prior to the date hereof.

                  SECTION 2.12. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since December 31, 1999, the Component Business has been conducted in the ordinary course of the Component Business and consistent with past practice. As amplification and not limitation of the foregoing, since December 31, 1999 (unless a later date is otherwise specified below), neither the Seller nor the Company has as it relates to the Component
Business:

                  (a) permitted or allowed any of the Assets to be subjected to any Encumbrance, other than (i) Permitted Encumbrances, (ii) software licenses granted in the ordinary course of Component Business and (iii) Encumbrances that will be released at or prior to the Closing;

                  (b) written down or written up (or failed to write down or write up) the value of any Inventories or Receivables or revalued any assets other than in the ordinary course of business consistent with past practice and in accordance with US GAAP;

                  (c) made any change in any method of accounting or accounting practice or policy used by the Seller, other than such changes required by US GAAP and disclosed in Section 2.12(c) of the Disclosure Schedule;

                  (d) amended, terminated, canceled or compromised any material claims arising out of or relating to the Component Business or waived any other rights of substantial value to the Component Business;

                  (e) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible property), primarily used, or intended to be primarily used in the Component Business, other than the sale or licensing of Inventories or Software in the ordinary course of the Component Business consistent with past practice, the sale of obsolete property, or sales, transfers, leases, subleases, licenses or other dispositions not exceeding $25,000 individually or $50,000 in the aggregate;

                  (f) since March 31, 2000, made any capital expenditure or commitment for any capital expenditure in excess of $50,000 individually or $200,000 in the aggregate;

                  (g) since March 31, 2000, issued any sales orders or otherwise agreed to make any purchases involving exchanges in value in excess of $30,000 individually or $200,000 in the aggregate, except as disclosed pursuant to
Section 2.11(b);

                  (h) (A) other than as set forth in Section 2.12(h) of the Disclosure Schedule, granted any increase, or announced any increase, in excess of 7% in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Seller to any of its employees, or (B) established or increased or promised to increase any benefits, in either case except as required by Law, or involving ordinary increases consistent with the past practice of the Component Business or relating to retention incentives as set forth in Section 5.03;

                  (i) entered into any agreement, arrangement or transaction with any of its directors, officers, employees or Stockholders (or with any relative, beneficiary, spouse or Affiliate of such Persons);

                  (j) failed to maintain the Assets other than the Purchased Intellectual Property in good repair and operating condition, ordinary wear and tear excepted;

                  (k) suffered any casualty loss or damage with respect to any of the Assets which in the aggregate have a replacement cost of more than $50,000, whether or not such losses or damage shall have been covered by insurance;

                  (l) amended or modified in any material respects or consented to the termination of any Material Contract or the Seller's rights thereunder, except as set forth in Section 2.12(l) of the Disclosure Schedule;

                  (m) made, changed or revoked any material Tax election or method of Tax accounting, or settled or compromised any material Tax assessment or deficiency;

                  (n) with respect to any new maintenance or future service contracts or agreements, discounted the retail or wholesale price of any product or service by more than 25 percent other than in the ordinary course of the Component Business and in accordance with past practice;

                  (o) stopped or otherwise slowed the development of any material ongoing computer software development project;

                  (p) transferred any employee out of the Component Business and into the Internet Service Business;

                  (q) hired any employee to work in the Component Business who is not included in the transferred employee Disclosure Schedule; or

                  (r) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 2.12 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights with respect to any of the actions specified in this Section 2.12, except as expressly contemplated by this Agreement and the Ancillary Agreements.

                  SECTION 2.13. Litigation. There are no Actions by or against the Seller or the Company or that could materially affect any of the Assets, pending before any Governmental Authority (or, to the knowledge of the Seller or the Company, threatened to be brought by or before any Governmental Authority). The Assets are not subject to any Governmental Order (nor, to the knowledge of the Seller or the Company, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) that could materially adversely affect any of the Assets.

                  SECTION 2.14. Compliance with Laws; Permits. (a) The Seller
(i) has conducted and continues to conduct the Component Business, in all material respects, in accordance with all Laws and Governmental Orders applicable to the Seller, the Assets or the Component Business, and (ii) to the Seller's knowledge, is not in violation of any such Law or Governmental Order.
Section 2.14 of the Disclosure Schedule sets forth a brief description of each material Governmental Order applicable to the Assets or the Component Business.

                  (b) The Seller is, and at the Closing the Company will be, in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary to own, lease and operate the Assets or the Component Business, or to carry on the Component Business as it now being conducted (the "Permits"), and no suspension or cancellation of any of the Permits is now pending or, to the knowledge of the Seller, threatened.

                  SECTION 2.15. Environmental Matters. The Seller and the Company are in all material respects in compliance with the provisions of all Laws relating to pollution, protection of the environment or occupational safety and health applicable to it or to real property owned or leased by it or to the use, operation or occupancy thereof. Neither the Seller nor the Company has engaged in any activity in material violation of any provision of any Law relating to pollution, protection of the environment or occupational safety and health. Neither the Seller nor the Company has any known material liability, absolute or contingent, under any Law relating to pollution, protection of the environment or occupational safety and health.

                  SECTION 2.16. Material Contracts. (a) Section 2.16(a) of the Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral and informal arrangements that are enforceable against the Seller) of the Seller arising out of or relating to the Component Business (such contracts and agreements, together with all agreements relating to the Purchased Intellectual Property set forth in Section 2.17(a) of the Disclosure Schedule, and any lease or sublease set forth in Section 2.21(b) of the Disclosure Schedule, being "Material Contracts"):

                           (i) each contract or agreement under the terms of
                  which the Seller: (A) is likely to pay or otherwise give consideration of more than $50,000 in the aggregate during the calendar year ending December 31, 2000, (B) is obligated to pay or otherwise give consideration of more than $100,000 in the aggregate over the remaining term of such contract, (C) cannot be canceled by the Seller without penalty or further payment and without more than 90 days' notice, or (D) is obligated to a term of length greater than two years;

                           (ii) all broker, distributor, dealer, manufacturer's
                  representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Seller or any of its Affiliates is a party and which may obligate the Seller to pay an amount greater than or equal to $50,000;

                           (iii) all management contracts and contracts with
                  independent contractors or consultants (or similar arrangements) to which the Seller is a party and which may obligate the Seller to pay an amount greater than or equal to $10,000 per month;

                           (iv) all contracts and agreements relating to
                  Indebtedness of the Seller;

                           (v) all contracts and agreements with any United
                  States federal Governmental Authority to which the Seller is a party;

                           (vi) all contracts and agreements that limit or
                  purport to limit the ability of the Seller to compete in the Component Business or with any Person or in any geographic area or during any period of time other than as contemplated by this Agreement, the Ancillary Agreements, and the IP Agreements;

                           (vii) all employee benefit, bonus, commission,
                  pension, profit-sharing, change of control, severance, stock option, share purchase and similar plans and arrangements;

                           (viii) all contracts and agreements between the
                  Seller and any employee, officer, director or Stockholder of the Seller other than any such contracts or agreements disclosed pursuant to Section 2.16(a)(vii);

                           (ix) all contracts and agreements for the provision
                  of services by the Seller including, without limitation, all contracts and agreements relating to the development of any computer software for third Persons other than customer licenses, support or maintenance contracts entered into in the ordinary course of the Component Business consistent with past practice;

                           (x) all agreements that transfer or license to any
                  third Person any rights in, to or under the Source Code of any Software included in the Owned Intellectual Property and open sales orders referred to in Section 2.11;

                           (xi) all contracts and agreements requiring the
                  deliver of any service or product within a specified time period other than customer licenses, support or maintenance contracts entered into in the ordinary course of the Component Business consistent with past practice and open sales orders referred to in Section 2.11; and

                           (xii) all other contracts and agreements, whether or
                  not made in the ordinary course of the Component Business, that are material to the conduct of the Component Business.

                  (b) Each Material Contract: (i) is legal, valid and binding on the Seller and, to the Seller's knowledge, the other parties thereto and is in full force and effect, (ii) except to the extent any consents set forth in
Section 2.05 of the Disclosure Schedule are not obtained, is freely and fully assignable to the Purchaser without penalty or other adverse consequences and (iii) upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, except to the extent that any consents set forth in Section 2.05 of the Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. The Seller is not in material breach of, or material default under, any Material Contract.

                  (c) To the Seller's knowledge, no other party to any Material Contract is in breach thereof or default thereunder. There is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of the Component Business consistent with past practice, any of the Assets.

                  SECTION 2.17. Intellectual Property. (a) Section 2.17 of the Disclosure Schedule sets forth a true and complete list of all patents and patent applications, registered trademarks and trademark applications, domain names, registered copyrights and copyright applications and other definable Intellectual Property, including, without limitation, trade names and unregistered trademarks, included in the Purchased Intellectual Property, other than commercial, off-the-shelf shrink-wrap or click-wrap licenses.

                  (b) The operation of the Component Business as currently conducted and the use by the Seller of the Purchased Intellectual Property in connection therewith do not conflict with, infringe, misappropriate or otherwise violate the Intellectual Property or other proprietary rights of any third party, and no Actions are pending or, to the Seller's knowledge, threatened against the Seller alleging any of the foregoing.

                  (c) The Seller is the exclusive owner of the entire and unencumbered right, title and interest in and to the Owned Intellectual Property and has a valid right and license to use the Licensed Intellectual Property without limitation, subject only to the terms in the Licenses, in the ordinary course of the Component Business as presently conducted. All officers and employees of the Seller are under written obligation to assign to the Seller all inventions, creations and works of authorship made by them within the scope of their employment during such employment.

                  (d) The Purchased Intellectual Property includes all of the Intellectual Property used and required in the ordinary day-to-day conduct of the Component Business, and there are no other items of Intellectual Property that are material to such ordinary day-to-day conduct thereof except for the Joint Software, to which the Purchaser or an Affiliate shall receive a license in the form of the Joint Software License Agreement as a condition to the Closing. The Material Contracts relating to the Owned Intellectual Property and, to the knowledge of the Seller, the Licensed Intellectual Property, are subsisting, valid and enforceable and have not been adjudged invalid or unenforceable in whole or part.

                  (e) No Actions have been asserted, are pending or, to the Seller's knowledge, threatened against the Seller (i) based upon or challenging or seeking to deny or restrict the use by the Seller of any of the Purchased Intellectual Property, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by the Seller in connection with the Component Business infringe or misappropriate any Intellectual Property right of any third party, or (iii) alleging that the Licensed Intellectual Property is being licensed or sublicensed in conflict with the terms of any license or other agreement.

                  (f) To the knowledge of the Seller, no person is engaging in any activity that infringes the Purchased Intellectual Property. The Seller has not granted any license or other right to any third party with respect to the Purchased Intellectual Property except in the ordinary course of the Component Business. Subject to obtaining all necessary third party consents as set forth in Section 2.17(g) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in the termination, impairment, invalidity or unenforceability of any of the Purchased Intellectual Property.

                  (g) The Seller has delivered or made available to the Purchaser correct and complete copies of all the agreements included in the Licenses, other than licenses of commercial off-the-shelf, shrink-wrap or click wrap computer software. With respect to each such agreement:

                           (i) such License is valid and binding and in full
                  force and effect and represents the entire agreement between the licensor and the Seller with respect to the subject matter of such agreement;

                           (ii) subject to obtaining all necessary third party
                  consents, as set forth in Section 2.17(g) of the Disclosure Schedule, such License will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such agreement or otherwise give the licensor a right to terminate such License;

                           (iii) the Seller has not (A) received any written
                  notice of termination or cancellation under such License, (B) received any written notice of breach or default under such License, which breach has not been cured, and (C) granted to any other third party any rights, adverse or otherwise, under such agreement that would constitute a breach of such License; and

                           (iv) to the Seller's knowledge, (A) neither the
                  Seller nor the licensor is in breach or default thereof in any material respect, and (B) no event has occurred that, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such License.

                  (h) The Seller has taken all commercially reasonable steps in accordance with normal industry practice to protect and maintain the confidentiality of the trade secrets and other confidential Intellectual Property used in connection with the Component Business. All officers or employees of the Seller are under written obligation to the Seller to maintain in confidence all confidential information acquired by them in the course of their employment. To the knowledge of Seller (i) there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property used in connection with the Component Business by any person, (ii) no employee, independent contractor or agent of the Seller has misappropriated any trade secrets of any other person in the course of performance as an employee, independent contractor or agent of the Component Business; and (iii) no employee, independent contractor or agent of the Seller is in default or breach of any term of any employment agreement, confidentiality/non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

                  SECTION 2.18. The Seller Software. (a) The Software included in the Owned Intellectual Property (i) is free of all viruses, worms, trojan horses and other material known contaminants, and does not contain a feature to disable the operation of all or any part of such Software that arises automatically, through passage of time, or through any act of a user of such Software; (ii) substantially conforms to the specifications and operational requirements set forth in its user documentation and related materials, and is free from material defects, errors, and faulty workmanship in accordance with best industry practices; (iii) does not incorporate any GNU, GPL or "open" source code or object code under which such Software is subject to the GNU general public license, GNU lesser general public license and other "copyleft" licenses; and (iv) was authored (A) by an employee or employees of the Seller working within the scope of their employment such that the contribution of such employee or employees to such Software constitutes a "work made for hire" as that term is defined under United States Copyright Laws, or (B) by a person that has executed a written assignment assigning all right, title, and interest in and to the portion of such Software authored by that person to the Seller, and the Seller has delivered a copy of all such written assignments to the Purchaser.

                  (b) Neither the Seller nor the Company (i) has received notice by telephone, writing, e-mail or other means that the Software included in the Owned Intellectual Property contains any bugs, errors, or problems of a material nature that disrupt its operation or have an adverse impact on the operation of other software programs or operating systems, except for such bugs, errors, or problems for which the Seller has provided a fix, patch, or revision in or to such Software; and (ii) has obtained all approvals necessary for exporting the Software included in the Owned Intellectual Property outside the United States and importing such Software into any country in which such Software is now sold or licensed for use, and all such export and import approvals in the United States and throughout the world are valid, current, outstanding and in full force and effect.

                  (c) All Source Code of the Software included in the Owned Intellectual Property, software tools, library functions and other software developed by or on behalf of the Seller that is or was utilized in the development of the Software or that is required to operate or modify such Software is in the possession of the Seller. The Source Code of the Software is managed by a source management software which is accessible to the user and which contains sufficient and detailed comments regarding operation and revision history to enable a programmer of ordinary skill to be able to maintain such Software and to be able to prepare derivative versions of such Software. The Seller has the unlimited and unfettered right to use such Source Code, software tools, library functions and other software to the extent necessary to conduct and to continue to conduct the Component Business.

                  (d) The Seller has not received any customer complaints with respect to the Software included in the Owned Intellectual Property or any other product or service of the

Seller, other than complaints received in the ordinary course of the Component Business and which would not materially adversely affect the Component Business, nor has the Seller had any of its products returned by the purchaser thereof, other than products returned for minor, non-recurring warranty problems.

                  SECTION 2.19. Assets. (a) The Seller owns, leases or has, and on the Closing Date the Company shall own, lease or have, the legal right to use the Assets and, with respect to contract rights included within the Assets, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements. The Seller has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all of the Assets, free and clear of all Encumbrances except Permitted Encumbrances.

                  (b) Subject to obtaining all necessary third party consents listed in Section 2.19(b) of the Disclosure Schedule, the Seller has the complete and unrestricted power and unqualified right to sell, assign, transfer, convey and deliver the Assets to the Company and the Membership Interests to the Purchaser without penalty or other adverse consequences. Following the consummation of the transactions contemplated by this Agreement, the Assignment and Assumption Agreement and the Ancillary Agreements and the execution of the instruments of transfer contemplated by this Agreement, the Assignment and Assumption Agreement and the Ancillary Agreements and subject to the Seller's obtaining all such third party consents, the Purchaser will own, with good, valid and marketable title, or lease, under valid and subsisting leases, or otherwise acquire the Membership Interests and all interests of the Seller in the Assets, free and clear of any Encumbrances, other than Permitted Encumbrances, and without incurring any material penalty or other material adverse consequence, including, without limitation, any increase in rentals, royalties, or license or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement, the Assignment and Assumption Agreement and the Ancillary Agreements.

                  (c) The Assets constitute all the properties, assets and rights of the Seller forming a part of, used, held or intended to be used in, and all such properties, assets and rights of the Seller as are necessary in any material respect for the conduct of, the Component Business as of the Closing Date.

                  (d) The representations and warranties contained in subsections (a), (b) and (c) of this Section 2.19 do not extend to and are otherwise made without respect to any Intellectual Property.

                  SECTION 2.20. Tangible Personal Property. Section 2.20 of the Disclosure Schedule lists each item or distinct group of machinery, equipment, computers and peripheral equipment and accessories, tools, supplies, furniture, fixtures, personalty, vehicles and other tangible personal property (the "Tangible Personal Property") used in, intended to be used in or related to the Component Business that is owned or leased by the Seller or the Company.

                  SECTION 2.21. Real Property. (a) There is no real property that is owned by the Seller or the Company.

                  (b) Section 2.21(b) of the Disclosure Schedule sets forth each lease or sublease for the Leased Real Property and the date on which each corresponding lease or sublease shall expire.

                  (c) The Seller is, and on the Closing Date the Company will be, in all material respects, in peaceful and undisturbed possession of each parcel of Leased Real Property and there are no contractual or legal restrictions that preclude or restrict the ability to use the premises for the purposes for which they are currently being used. All existing water, sewer, steam, gas, electricity, telephone and other utilities required for the use, occupancy, operation and maintenance of the Leased Real Property are materially adequate for the conduct of the Component Business as it has been and currently is conducted. To the Seller's knowledge, there are no material latent defects or material adverse physical conditions affecting the Leased Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Leased Real Property. Neither the Seller nor the Company has subleased any parcel or any portion of any parcel of Leased Real Property to any other Person, nor has the Seller or the Company assigned its interest under any lease or sublease listed in Section 2.21(b) of the Disclosure Schedule to any third party. The Seller has, or has caused to be, delivered to the Purchaser true and complete copies of all leases and subleases listed in Section 2.21(b) of the Disclosure Schedule.

                  SECTION 2.22. Customers. Listed in Section 2.22 of the Disclosure Schedule are the names and addresses of the ten most significant customers (by revenue) of the Component Business for the twelve-month period ended December 31, 1999 and the amount for which each such customer was invoiced during such period. Neither the Seller nor the Company has received any written notice and is not aware that any significant customer of the Component Business has ceased, or will cease, to use the products, equipment, goods or services of the Component Business or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

                  SECTION 2.23. Suppliers. Listed in Section 2.23 of the Disclosure Schedule are the names and addresses of each of the ten most significant suppliers (by cost) of raw materials, supplies, merchandise and other goods for the Component Business for the twelve-month period ended December 31, 1999 and the amount for which each such supplier invoiced the Seller during such period. Neither the Seller nor the Company has received any written notice and is not aware that any such supplier will not sell raw materials, supplies, merchandise and other goods to the Component Business at any time after the Closing Date on terms and conditions similar to those imposed on current sales to the Component Business, subject only to general and customary price increases.

                  SECTION 2.24. Employee Benefit Matters. (a) Section 2.24(a) of the Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, (x) to which the Seller is a party, (y) with respect to which the Seller has any obligation or
(z) which are maintained, contributed to or sponsored by the Seller, in each case, for the benefit of any current or former employee, officer or director of the Component Business, (ii) each employee benefit plan for which the Seller could incur liability under Section 4069 of ERISA in the event such plan has been or was to be terminated, (iii) any plan in respect of which the Seller could incur liability under Section 4212(c) of ERISA and (iv) any contracts, arrangements or understandings between the Seller and any employee of the Component Business including, without limitation, any contracts, arrangements or understandings relating to a sale of the Component Business (collectively, the "Plans"). Each Plan is in writing and the Seller has furnished the Purchaser with a true and complete copy of each Plan and has delivered to the Purchaser a true and complete copy of each material document, if any, prepared in connection with each such Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan.

                  (b) None of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Seller could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). None of the Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any person, (ii) obligates the Seller to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement or (iii) obligates the Seller to make any payment or provide any benefit as a result of a "change in control", within the meaning of such term under Section 280G of the Code. None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Seller. Each of the Plans is subject only to the laws of the United States or a political subdivision thereof. None of the Plans would result in any material liability or contingent liability with respect to the Purchaser other than liabilities associated with contributions and administrative costs on behalf of the Plans that arise in the ordinary course.

                  (c) Each Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable laws, regulations and rules promulgated thereunder, including, without limitation, ERISA and the Code.

                  SECTION 2.25. Labor Matters. With respect to any employees of the Component Business: (a) neither the Seller nor the Company is a party to any collective bargaining agreement or other labor union contract, and, to the Seller's knowledge, currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Component Business; (b) there are no strikes, slowdowns or work stoppages pending or, to the knowledge of the Seller, threatened between the Seller or the Company and any employees of the Component Business, and the Seller has not experienced any such strike, slowdown or work stoppage within the past three years; (c) neither the Seller nor the Company has been notified of any unfair labor practice complaints pending against the Seller before any other Governmental Authority or any current union representation questions involving employees of the Component Business; (d) the Seller and the Company are currently in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and have withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Seller and the Company and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing other than for wages and taxes not yet due and payable; (e) the Seller has paid in full to all employees of the Component Business or adequately accrued for in accordance with US GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees;
(f) there is no claim with respect to payment of wages, salary or overtime pay that is now pending or, to the Seller's knowledge, threatened before any Governmental Authority with respect to any persons currently or formerly employed by the Component Business; (g) neither the Seller nor the Company is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices; (h) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to the Seller's knowledge, threatened with respect to the Seller relating to the Component Business; and (i) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the Seller's knowledge, threatened before the United States Equal Employment Opportunity Commission, or any other governmental authority in any jurisdiction in which the Seller or the Company has employed or currently employs any person in connection with the Component Business.

                  SECTION 2.26. Business Employees. (a) Section 2.26(a) of the Disclosure Schedule lists the name and social security number (or local equivalent), the place of employment, the annual salary rates, bonuses, deferred or contingent compensation, pension, "golden parachute", accrued vacation, and other like benefits paid or payable (in cash or otherwise) for the year ended December 31, 2000 (which shall be determined by annualizing all such amounts paid through May 31, 2000), the date of employment, position and title of each current salaried employee, officer, director, consultant or agent of the Seller and the Company who devotes any of his employment time to working for the Component Business as of the date hereof (the "Component Business Employees").

                  (b) To the knowledge of the Seller and the Company, no officer or key employee of the Seller or the Company devoting any of his employment time to working for the Component Business has the intention to terminate his or her employment with the Seller or the Company nor has any such officer or key employee provided to the Seller or the Company written notice of such termination.

                  SECTION 2.27. Taxes. (a) All returns and reports in respect of Taxes required to be filed with respect to the Seller or the Company (including the consolidated Federal income tax return of Seller and any state Tax return that includes the Seller, the Company or any subsidiary of the Seller on a consolidated or combined basis) or the Assets or the Component Business have been timely filed; (b) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid or are being contested in good faith in appropriate proceedings; (c) all such returns and reports (insofar as they relate to the activities or income of the Seller or the Company or the Assets or the Component Business) are true, correct and complete in all material respects; (d) no adjustment relating to such returns and reports has been proposed formally or informally by any Tax authority (insofar as either relates to the activities or income of the Seller or the Company or the Assets or the Component Business or could result in liability of the Seller, the Company or any subsidiary on the basis of joint and/or several liability) and, to the knowledge of the Seller, no basis exists for any such adjustment; (e) there are no pending or, to the knowledge of the Seller, threatened actions or proceedings for the assessment or collection of Taxes against the Seller, the Company, the Assets or the Component Business or any corporation that was included in the filing of a return with the Seller on a consolidated or combined basis (insofar as either relates to the activities or income of the Seller, the Company, the Assets or the Component Business or could result in liability of the Seller or the Company on the basis of joint and/or several liability); (f) there are no Tax liens on any of the Assets other than liens for Taxes not yet due and payable; (g) neither the Seller nor the Company nor any affiliate of either is a party to any agreement or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of section 280G of the Code by reason of the transactions contemplated hereunder; (h) there are no requests for information currently outstanding that could affect the Taxes associated with the Assets or the Component Business; (i) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Seller, the Company, the Assets or the Component Business may be subject and (j) the Company is a newly formed limited liability company that is and has always been disregarded for United States federal income tax purposes, and no election has been made to treat the Company as a corporation or association for any income Tax purpose.

                  SECTION 2.28. Subsidiaries. Set forth in Section 2.28 of the Disclosure Schedule is a list of all of the subsidiaries of the Seller relating to the Component Business. Each such subsidiary is duly organized or formed, validly existing and in good standing under the Laws of its jurisdiction of organization. Each such subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect.

                  SECTION 2.29. Brokers. Except for Roth Capital Partners, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, the Assignment and Assumption Agreement, the IP Agreements or the Ancillary Agreements based upon arrangements made by or on behalf of the Seller or the Company. The Seller is solely responsible for the fees and expenses of Roth Capital Partners, Inc.

                  SECTION 2.30. Prepaid Royalties. The amounts of non-refundable royalties, related to the Component Business, paid in advance of the periods in respect of which they are accrued that are presented in, and the list of customers of the Seller which have paid such amounts as set forth in, Section 2.30 of the Disclosure Schedule ("Prepaid Royalties").are accurate and complete in all material respects.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

                  As an inducement to the Seller to enter into this Agreement, except as set forth in the Disclosure Schedule hereto (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), the Purchaser hereby represents and warrants to the Seller as follows:

                  SECTION 3.01. Organization and Authority of the Purchaser. The Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been, and upon their execution the Ancillary Agreements will be, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller and the Company) this Agreement constitutes, and upon their execution the Ancillary Agreements will constitute, legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other Law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and to general principles of equity.

                  SECTION 3.02. No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 3.03, except as may result from any facts or circumstances relating solely to the Seller and the Company, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Purchaser, do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or the by-laws of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties is bound or affected, except in the case of subsections (b) and (c) that would have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement or by the Ancillary Agreements.

                  SECTION 3.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Ancillary Agreement by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except the notification requirements of the HSR Act.

                  SECTION 3.04. Assets. The Purchaser has no present intention to sell the Membership Interests or the entire Component Business to a third Person.

                  SECTION 3.05. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, the IP Agreements or the Ancillary Agreements based upon arrangements made by or on behalf of the Purchaser.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

                  SECTION 4.01. Conduct of Business Prior to the Closing. (a) The Seller and the Company covenant and agree that, except for the transfer of the Assets and the Assumed Liabilities to the Company pursuant to the Assignment and Assumption Agreement, between the date hereof and the Closing, the Component Business shall not be conducted other than in the ordinary course and consistent with the Seller's past practice. Without limiting the generality of the foregoing, the Seller and the Company, as the case may be, shall, in respect of the Component Business and the Assets, (i) continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice; (ii) not shorten or lengthen the customary payment cycles for any of its payables or receivables; (iii) use its reasonable best efforts to (A) preserve intact the business organization of the Component Business, (B) keep available to the Purchaser the services of the employees of the Seller who devote employment time working for the Component Business, (C) continue in full force and effect without material modification all existing policies of insurance currently maintained, and (D) preserve its current relationships with its customers, suppliers and other persons with which it has significant business relationships; (iv) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Seller to be untrue or result in a breach of any covenant made by the Seller or the Company in this Agreement and (v) not without the prior written consent of the Purchaser make, revoke or change (or cause or permit to be made, revoked or changed) any Tax election that would affect the Company.

                  (b) The Seller covenants and agrees that, prior to the Closing, without the prior written consent of the Purchaser, the Seller will not do any of the things enumerated in Section 2.12 (including, without limitation, clauses (a) through (r) thereof).

                  SECTION 4.02. Stockholders' Meeting. The Seller, acting through the Board, shall, in accordance with applicable Law and the Seller's Certificate of Incorporation and By-laws, (a) duly call, give notice of, convene and hold an annual or special meeting of its stockholders as soon as practicable for the purpose of considering and taking action on this

Agreement, the Assignment and Assumption Agreement, the Acquisition and the other transactions contemplated by this Agreement (the "Stockholders' Meeting"), and (b) except as required by its fiduciary duties under applicable Law as advised by outside legal counsel, (i) include in any proxy statement to be sent to the stockholders of the Seller (such proxy statement, as amended or supplemented, being referred to herein as the "Proxy Statement"), and not subsequently withdraw or modify in any manner adverse to the Purchaser, the unanimous recommendation of the Board that the stockholders of the Seller approve and adopt this Agreement, the Acquisition and the transactions contemplated by this Agreement, and (ii) use its reasonable best efforts to obtain such approval and adoption. At the Stockholders' Meeting, the Purchaser shall cause all shares of Seller Common Stock then owned by it and its subsidiaries to be voted in favor of the approval and adoption of this Agreement and the transactions contemplated by this Agreement.

                  SECTION 4.03. Proxy Statement. (a) If required by applicable Law, the Seller shall file the Proxy Statement with the SEC under the Exchange Act, and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable. The Purchaser, the Company and the Seller shall cooperate with each other in the preparation of the Proxy Statement, and the Seller shall notify the Purchaser of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to the Purchaser promptly copies of all correspondence between the Seller or any representative of the Seller and the SEC. The Seller shall give the Purchaser and its counsel the opportunity to review the Proxy Statement, including all amendments and supplements thereto, prior to its being filed with the SEC and shall give the Purchaser and its counsel the opportunity to review all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. The Seller agrees to use its reasonable best efforts, after consultation with the other parties hereto, which agree to use their reasonable best efforts to assist the Seller in responding, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of shares of Seller Common Stock entitled to vote at the Stockholders' Meeting at the earliest practicable time.

                  (b) The information supplied by the Seller for inclusion in the Proxy Statement shall not, at the time the Proxy Statement (or, in each such case, any amendment thereof or supplement thereto) is first mailed to the stockholders of the Seller or at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Closing, any event or circumstance relating to the Seller, or their respective officers or directors, should be discovered by the Seller which should be set forth in an amendment or a supplement to the Proxy Statement the Seller shall promptly inform the Purchaser. The Seller agrees that the Proxy Statement will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder.

                  (c) The information supplied by the Purchaser for inclusion in the Proxy Statement shall not, at the time the Proxy Statement (or, in each such case, any amendment thereof or supplement thereto) is first mailed to the stockholders of Seller or at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Closing, any event or circumstance relating to the Purchaser, or their respective officers or directors, should be discovered by the Purchaser which should be set forth in an amendment or a supplement to the Proxy Statement, then the Purchaser shall promptly inform the Seller.

                  SECTION 4.04. Access to Information. From the date hereof until the Closing, the Seller shall and shall cause each of the Seller's officers, directors, employees, agents, accountants and counsel to: (a) afford the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser and its Affiliates reasonable access upon prior notice, during normal business hours, to the offices, properties, plants, other facilities, books and records of the Seller and the Company related to the Component Business and to those officers, directors, employees, agents, accountants and counsel of the Seller who have any knowledge relating to the Component Business and (b) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser and its Affiliates such additional financial and operating data and other information regarding the Component Business and the assets, properties and goodwill of the Seller related to the Component Business as the Purchaser and its Affiliates may from time to time reasonably request; provided, however, that the Purchaser shall make all reasonable efforts to minimize disruption to the Seller's business in connection with such access.

                  SECTION 4.05. Disclaimer of Representations and Warranties. Except as expressly set forth in this Agreement, neither the Seller nor the Company makes any representation or warranty, express or implied, at law or in equity, in respect of any of its assets (including, without limitation, the Assets and the Component Business), properties, liabilities or operations, including, without limitation, with respect to merchantability for fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. The Purchaser hereby acknowledges and agrees that, except to the extent specifically set forth in this Article IV, the Purchaser is purchasing the Assets on an "as-is, where-is" basis.

                  SECTION 4.06. Regulatory and Other Authorizations; Notices and Consents. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Closing; provided that the Purchaser will not be required by this Section 4.06 to take any action, including entering into any consent decree, that requires the divestiture of any assets of any of the Purchaser, the Seller, the Company or each of their respective Affiliates. Without limiting the foregoing, the Seller and the Purchaser shall file as soon as practicable notifications under the HSR Act and respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the United States Department of Justice for additional information or documentation and respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Authority in connection with antitrust matters. In addition, the Seller and the Purchaser agree to make as soon as practicable such other similar filings as may be necessary or required under the Laws of France or by any non-United States Governmental Authority.

                  (b) Each of the parties hereto agrees to cooperate and use its reasonable best efforts vigorously to contest and resist any Action, including administrative or judicial Action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal.

                  (c) The Seller shall give promptly such notices to third parties and use its reasonable best efforts to obtain the third party consents listed in Section 2.19(b) of the Disclosure Schedule and estoppel certificates as the Purchaser may reasonably deem necessary or desirable in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, all third party consents that are necessary or desirable in connection with the transfer of the Material Contracts.

                  (d) The Purchaser shall cooperate and use all reasonable efforts to assist the Seller in giving such notices and obtaining such consents and estoppel certificates; provided, however, that the Purchaser shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which the Purchaser in its sole discretion may deem adverse to the interests of the Purchaser, the Purchaser's Affiliates or the Component Business.

                  (e) The Seller and the Purchaser agree that, in the event any consent, approval or authorization necessary or desirable to preserve for the Component Business or the Purchaser any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which the Seller is a party is not obtained prior to the Closing, the Seller will, subsequent to the Closing, cooperate with the Purchaser in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, the Seller will use its reasonable best efforts to provide the Purchaser with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement, and, if the Seller provides such rights and benefits, the Purchaser shall assume the obligations and burdens thereunder.

                  SECTION 4.07. Notice of Developments. (a) Prior to the Closing, the Seller shall promptly notify the Purchaser in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any material breach of a representation or warranty or covenant of the Seller in this Agreement or which could have the effect of making any representation or warranty of the Seller in this Agreement untrue or incorrect in any material respect, and (ii) all other material developments affecting the Assets,

Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Component Business.

                  (b) Prior to the Closing, the Purchaser shall promptly notify the Seller in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any material breach of a representation or warranty or covenant of the Purchaser in this Agreement or which could have the effect of making any representation or warranty of the Purchaser in this Agreement untrue or incorrect in any material respect.

                  SECTION 4.08. Non-Competition. (a) The Seller and the Purchaser agree that for a period of five years after the Closing, the Seller shall not engage, directly or indirectly, in any business anywhere in the world that develops CAD/CAM/PDM component software for resale as CAD/CAM/PDM component software or, without the prior written consent of the Purchaser, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as a partner, stockholder, consultant or otherwise, any Person that develops CAD/CAM/PDM component software for resale as CAD/CAM/PDM component software.

                  (b) The Seller and the Purchaser agree that for a period of one year after the Closing, the Seller shall not engage, directly or indirectly, in any business anywhere in the world that distributes CAD/CAM/PDM component software or, without the prior written consent of the Purchaser, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as a partner, stockholder, consultant or otherwise, any Person that distributes CAD/CAM/PDM component software.

                  (c) The Seller and the Purchaser agree that for a period of three years after the Closing, the Seller shall not engage, directly or indirectly, in any business anywhere in the world that distributes competing CAD/CAM/PDM solid modeling kernals or, without the prior written consent of the Purchaser, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as a partner, stockholder, consultant or otherwise, any Person that distributes competing CAD/CAM/PDM solid modeling kernals.

                  (d) Notwithstanding anything to the contrary contained in this
Section 4.08, for the purposes of this Section 4.08, ownership of securities having no more than five percent of the outstanding voting power of any competitor which are listed on any national securities exchange or traded actively in the national over-the-counter market shall not be deemed to be in violation of this Section 4.08 so long as the Person owning such securities has no other connection or relationship with such competitor.

                  (e) The non-competition provisions set forth in this Section
4.08 shall be extended by the length of any period during which any party is in breach of the terms of this Section 4.08. The Seller acknowledges that the covenants of the Seller set forth in this Section 4.08 are an essential element of this Agreement and that, but for the agreement of the Seller to comply with these covenants, the Purchaser would not have entered into this Agreement. The

Seller has consulted with its counsel and, after such consultation agrees that the covenants set forth in this Section 4.08 are reasonable and proper.

                  SECTION 4.09. Non-Hiring and Non-Solicitation. (a) The Seller agrees with the Purchaser that, for a period of two years following the Closing, the Seller will not in any way, directly or indirectly, employ or otherwise hire any of the employees of the Component Business of the Purchaser or any Affiliate of the Purchaser or violate the terms of their contracts, or any employment or consulting arrangements, with the Purchaser or any Affiliate of the Purchaser.

                  (b) The Purchaser agrees with the Seller that, for a period of two years following the Closing, neither the Purchaser or any of its Affiliates will in any way, directly or indirectly, employ or otherwise hire any of the employees of the Seller or any Affiliate of the Seller or violate the terms of their contracts, or any employment or consulting arrangements, with the Seller or any Affiliate of the Seller.

                  (c) The non-hiring and non-solicitation provisions set forth in this Section 4.09 shall be extended by the length of any period during which any party is in breach of the terms of this Section 4.09. Each of the Seller and the Purchaser acknowledges that its covenants set forth in this Section 4.09 are an essential element of this Agreement and that, but for the agreement of the other party or parties to this Agreement to comply with these covenants, such other party or parties, as the case may be, would not have entered into this Agreement. Each of the Seller and the Purchaser has consulted its counsel and, after such consultation agrees that the covenants set forth in this Section 4.09 are reasonable and proper.

                  SECTION 4.10. Use of Names and Marks. (a) The Seller, promptly following the Closing Date (but in no event later than 45 calendar days after the Closing Date), will remove or obliterate the name "Spatial" or any other corporate name of the Component Business (other than those listed in Section
4.10 of the Disclosure Schedule) or any logo, trademark or trade name or any derivation thereof of the Seller with respect to, or associated with the foregoing (the "Names and Marks"), from its signs, purchase orders, invoices, sales orders, labels, letterheads, shipping documents, and other items and materials.

                  (b) The Seller, promptly following the Closing Date (but in no event later than 15 calendar days after the Closing Date), will not put into use any such items and materials not in existence on the Closing Date that bear any Name and Mark or any name, mark or logo similar thereto.

                  (c) The Seller, promptly following the Closing Date (but in no event later than two Business Days after the Closing Date) will change the corporate name of the Seller (and each subsidiary of the Seller) and each name, mark or logo similar thereto, to another corporate name that does not include the name "Spatial" or any name, mark or logo similar thereto.

                  SECTION 4.11. Bulk Transfer Laws. The Purchaser hereby waives compliance by the Seller with any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with the sale of the Assets to the Purchaser (other than any obligations with respect to the application of the proceeds herefrom). Pursuant to Article VII, the Seller has agreed to indemnify the Purchaser and its Affiliates against any and all Liabilities which may be asserted by third parties against the Purchaser and its Affiliates as a result of the Seller's noncompliance with any such law including, but not limited to, any Taxes imposed on the Purchaser as a transferee resulting from the failure to comply with such bulk sales laws.

                  SECTION 4.12. Certain Tax Filings. The Seller and the Company shall file with all applicable Tax authorities any statements, certificates or forms provided for under federal, state, local or other Tax laws to protect the Purchaser and its Affiliates from liability as a transferee for Taxes of the Seller of which statements, certificates and forms the Seller has knowledge or are reasonably requested by the Purchaser. The Seller shall be responsible for all Tax filings with respect to the Company for all taxable periods ending on or prior to the Closing Date, and for the payment of all Taxes due in respect of such filings.

                  SECTION 4.13. Conveyance Taxes. The Seller and the Purchaser shall be equally liable for any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, and any transfer, recording, registration, and other fees, and any similar Taxes which may become payable in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. The Seller, after the review and consent by the Purchaser, shall file such applications and documents, if any, as shall permit any such Tax to be assessed and paid as soon as practical after the Closing Date. The Purchaser shall cooperate with the Seller in executing and delivering all instruments and certificates necessary to enable the Seller to comply with the foregoing.

                  SECTION 4.14. No Solicitation of Transactions. (a) Between the date hereof and the earlier to occur of the Closing and the date of termination of this Agreement pursuant to Section 8.01 (the "Restricted Period"), the Seller shall not, directly or indirectly, through any officer, director, agent or otherwise, (i) solicit, or initiate or encourage the submission of, any Acquisition Proposal (as defined below), or (ii) except as required by the fiduciary duties of the Board under applicable Law based upon the advice of outside legal counsel, participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with respect to, or assist or participate in, or facilitate or actively encourage, any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal. Notwithstanding the foregoing, until 11:59 p.m., Boulder, Colorado time on July 24, 2000, the officers, directors, agents and representatives of the Seller may engage in discussions or negotiations only regarding the possible submission of an Acquisition Proposal from any of the parties contacted by the Seller prior to the date of this Agreement and identified by the Seller to the Purchaser and may furnish information with respect to the Seller and the Component Business only to such parties. For purposes of this Agreement, "Acquisition Proposal" means (i) any proposal or offer from any Person other than the Purchaser and its Affiliates relating to any direct or indirect acquisition of all or a substantial part of the Assets or the Component Business, other than the Acquisition; (ii) any merger, consolidation, business combination, sale of all or a substantial part of the Assets, recapitalization, liquidation, dissolution or similar transaction involving the Assets or the Component Business, other than the Acquisition; or
(iii) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Acquisition.

                  (b) During the Restricted Period except as set forth in this
Section 4.14(b), neither the Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Purchaser, the approval or recommendation by the Board or any such committee of this Agreement, the Acquisition or the other transactions contemplated by this Agreement, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, in the event that, prior to the Closing, the Board determines in good faith that it is required to do so by its fiduciary duties under applicable Law based upon the advice of outside legal counsel, the Board may withdraw or modify its approval or recommendation of this Agreement, the Acquisition or the other transactions contemplated by this Agreement, but only in order to proceed with a transaction relating to a Superior Proposal (as defined below) and terminate this Agreement in accordance with Section 8.01(h). For purposes of this Agreement, a "Superior Proposal" means any Acquisition Proposal on terms which the Board determines, in its good faith judgment (based on the advice of Roth Capital Partners, Inc. or a financial advisor of nationally recognized reputation), to be more favorable, from a financial point of view, to the Seller's stockholders than the Acquisition.

                  (c) On July 24, 2000, the Seller shall, and shall direct or cause its directors, officers, employees, representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Acquisition Proposal, except as otherwise expressly prohibited in Section 4.14(b).

                  (d) During the Restricted Period, the Seller shall promptly (and in any case within 24 hours of the receipt thereof) advise the Purchaser orally (provided the Purchaser is available by telephone during such period) and in writing of any proposal, discussion, negotiation or inquiry received by the Seller regarding any Acquisition Proposal that reasonably could be expected to lead to a Superior Proposal or any request for information with respect to any Acquisition Proposal, the material terms and conditions of any proposal, discussion, negotiation or inquiry received by the Seller regarding such Acquisition Proposal or request and the identity of the person making such Acquisition Proposal or request. The Seller shall promptly (and in any case within 48 hours of the receipt thereof) provide to the Purchaser (i) copies of any written materials received by the Seller in connection with any proposal, discussion, negotiation or inquiry regarding any Acquisition Proposal, (ii) any non-public information concerning the Seller provided to any other person in connection with any Acquisition Proposal to the extent not previously provided to the Purchaser and (iii) a list of all non-public information that has been provided to any person in connection with such Acquisition Proposal. The Seller shall keep the Purchaser informed of the status and details of any such Acquisition Proposal. Not withstanding the foregoing, nothing in this Section
4.14 shall require the disclosure by the Seller of any information that the Seller is prohibited from disclosing pursuant to any obligation relating to maintaining the confidentiality of information; provided that, during the Restricted Period, the Seller shall not agree to any restriction on the disclosure of information with respect to any Acquisition Proposal that would prevent the Seller from providing to the Purchaser information about such Acquisition Proposal that is reasonably sufficient for the Purchaser to assess and prepare a counter-proposal.

                  (e) Nothing contained in this Section 4.14 shall prohibit the Seller from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Seller's stockholders, if the Board determines in good faith that it is required to do so by its fiduciary duties under applicable Law based upon the advice of outside legal counsel; provided, however, that neither the Seller nor the Board nor any committee thereof shall, except as permitted by Section 4.14(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Acquisition or the other transactions contemplated by this Agreement or to approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal.

                  (f) During the Restricted Period, the Seller agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Seller is a party, except pursuant to this
Section 4.14.

                  SECTION 4.15. State Takeover Laws. Notwithstanding any other provision in this Agreement, in no event shall the Section 203 Approval be withdrawn, revoked or modified by the Board. If any state takeover statute other than Section 203 of the Delaware Law becomes or is deemed to become applicable to this Agreement, the Acquisition or the other transactions contemplated by this Agreement, the Seller and the Board shall take all action necessary to render such statute inapplicable to all of the foregoing.

                  SECTION 4.16. Cooperation and Exchange of Tax Information. The Seller and the Purchaser will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to a refund of taxes, participating in or conducting any audit or other proceeding in respect of Taxes or making representations to or furnishing information to parties subsequently desiring to purchase any part of the Component Business from the Purchaser. The Seller and the Purchaser shall retain all returns, schedules and work papers, records and other documents in their possession relating to Tax matters of the Company or the Component Business for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (ii) six years following the due date (without extension) for such returns. Any information obtained under this Section 4.16 shall be kept confidential except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting and audit or other proceeding.

                  SECTION 4.17. Right of Information. From the period beginning as of the Closing and ending on the third anniversary thereof, subject to the requirements of Delaware Law (including, without limitation, the Board's fiduciary duties thereunder) and applicable securities Laws, the Seller agrees promptly (but in no case less than three Business Days after the receipt thereof) to advise the Purchaser in writing of the receipt of any proposal to acquire all or substantially all of the assets of the Seller in the event that the Board decides to sell the company, whether by merger, sale of all or substantially all of its assets, or tender offer. To facilitate the Purchaser's rights pursuant to this Section 4.17, the Seller agrees to provide the Purchaser, on a confidential basis, information and due diligence materials substantially equivalent to those provided to any other potential bidder for the assets of the Seller.

                  SECTION 4.18. Public Announcements. (a) The Purchaser and the Seller shall agree on the form and substance of an initial press release and other initial statements with respect to this Agreement or any transaction contemplated by this Agreement (including the Share Purchase), and thereafter neither the Purchaser nor the Seller shall issue any subsequent press release or make any public statement with respect to this Agreement or any transaction contemplated by this Agreement (including the Share Purchase) without the prior consent of the other, except as may be required by Law or any listing agreement with a securities exchange to which the Purchaser or the Seller is a party, and in such case shall obtain the prior written consent of the other parties as to the form and substance of such press release or any such public statement, which consent shall not be unreasonably withheld, conditioned or delayed.

                  (b) Subject to Delaware Law (including, without limitation, the Board's fiduciary duties thereunder) and applicable securities Laws, Dassault Systemes shall have the right to review and approve, which approval shall not be unreasonably withheld, conditioned or delayed, any press release of the Seller that refers to Dassault Systemes or the Purchaser as investors in or clients of the Seller.

                  SECTION 4.19. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Laws, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement, including, without limitation, taking any actions reasonably requested by the Purchaser to perfect the assignment of the Purchased Intellectual Property and to give effect to the other transactions contemplated by this Agreement and the Ancillary Agreements.

                  SECTION 4.20. Closing Amounts Statement; Receivables. (a) The amounts presented in the Closing Amounts Statement will be true and correct as of the Closing Date and will be calculated by the Seller in accordance with U.S. GAAP.

                  (b) The Seller will provide an aged list of the Receivables as of the Closing Date showing separately those Receivables that as of such date has been outstanding (i) 30 days or less, (ii) 31 to 60 days, (iii) 61 to 90 days, (iv) 91 to 120 days and (v) more than 120 days.

                  SECTION 4.21. Confidentiality. (a) From and after the Closing, the Seller agrees to, and shall cause its agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, code specification, know-how, methodology, patent or trademark applications, product development, price, customer and supplier lists, pricing, development and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and any other confidential information with respect to the Component Business or the Assets that was in the Seller's possession on or prior to the Closing Date, (ii) in the event that the Seller or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Purchaser with prompt written notice of such requirement so that the Purchaser may have a reasonable opportunity to seek a protective order or other remedy or waive compliance with this

Section 4.21(a), (iii) in the event that such protective order or other remedy is not obtained prior to the date upon which the Seller becomes obligated to disclose such information, or the Purchaser waives compliance with this Section 4.21(a), furnish only that portion of such confidential information which is legally required to be provided and exercise its reasonable best efforts to obtain assurances that confidential treatment will be accorded such information and (iv) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the Purchaser any and all copies (in whatever form or medium) of all such confidential information then in the possession of the Seller or any of its agents, representatives, Affiliates, employees, officers and directors and destroy any and all additional copies then in the possession of the Seller or any of its agents, representatives, Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, (A) is available publicly and was not disclosed in breach of this Agreement by the Seller, its agents, representatives, Affiliates, employees, officers or directors; (B) is received from a third party who, to the knowledge of the Seller, is not bound by any confidentiality agreement that would prohibit such third party from disclosing such information to the Seller; (C) is independently developed by the Seller; or (D) is required to be disclosed to any Governmental Authority or is otherwise required to be disclosed by Law, provided that before making such disclosure the Seller shall give the Purchaser a reasonable opportunity to interpose an objection or take action to seek confidential handling of such information and provided, further, that the Seller may, for a period of five years following the Closing, retain a copy of the Source Code relating to the Purchased Intellectual Property as it existed at the Closing Date solely for the purpose of defending any claims for indemnification that arise during such period. The Seller agrees and acknowledges that the indemnification obligations of the Seller for any breach of its obligations under this Section 4.21(a) are inadequate and that in addition thereto the Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach, without the necessity of demonstrating the inadequacy of money damages.

                  (b) From and after the Closing, the Purchaser agrees to, and shall cause its agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, code specification, know-how, methodology, patent or trademark applications, product development, price, customer and supplier lists, pricing, development and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and any other confidential information with respect to the Internet Service Business or the Retained Assets (except as provided in the IP Agreements) that was in the Purchaser's possession on or prior to the Closing Date, (ii) in the event that the Purchaser or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Seller with prompt written notice of such requirement so that the Purchaser may have a reasonable opportunity to seek a protective order or other remedy or waive compliance with this Section 4.21(b), (iii) in the event that such protective order or other remedy is not obtained prior to the date upon which the Purchaser becomes obligated to disclose such information, or the Seller waives compliance with this Section 4.21(b), furnish only that portion of such confidential information which is legally required to be provided and exercise its reasonable best efforts to obtain assurances that confidential treatment will be accorded such information and (iv) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the Seller any and all copies (in whatever form or medium) of all such confidential information then in the possession of the Purchaser or any of its agents, representatives, Affiliates, employees, officers and directors and destroy any and all additional copies then in the possession of the Purchaser or any of its agents, representatives, Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, (A) is available publicly and was not disclosed in breach of this Agreement by the Purchaser, its agents, representatives, Affiliates, employees, officers or directors; (B) is received from a third party who, to the knowledge of the Purchaser is not bound by any confidentiality agreement that would prohibit such third party from disclosing such information to the Purchaser; (C) is independently developed by the Purchaser; or (D) is required to be disclosed to any Governmental Authority or is otherwise required to be disclosed by Law, provided that before making such disclosure the Purchaser shall give the Seller a reasonable opportunity to interpose an objection or take action to seek confidential handling of such information. The Purchaser agrees and acknowledges that the indemnification obligations of the Purchaser for any breach of its obligations under this Section 4.21(b) are inadequate and that in addition thereto the Seller shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach, without the necessity of demonstrating the inadequacy of money damages.

                  SECTION 4.22. Transfer of revenue. The Seller agrees to pay to the Company an amount to be agreed before Closing for the performance of services relating to potential obligations with regard to Prepaid Royalties that the Purchase will assume. This amount shall be paid within 30 days following the Closing Date.

                                   ARTICLE V

                                EMPLOYEE MATTERS

                  SECTION 5.01. Employees. The Purchaser or the Company shall offer employment as of the Closing Date to all of the Component Business Employees listed on Section 5.01 of the Disclosure Schedule and who are actively employed, whether or not actively at work (including employees on short and long-term disability and leave of absence), on the Closing Date at rates of compensation which are no less than their rates of compensation prior to the Closing Date. The employees of the Component Business who accept employment with the Purchaser shall be "Transferred Employees".

                  SECTION 5.02. Employee Benefits. (a) To the extent that service is relevant for eligibility and vesting under any employee benefit plan, program or arrangement established or maintained by the Purchaser or any of its subsidiaries for the benefit of Transferred Employees, such plan, program or arrangement shall credit for purposes of eligibility and vesting (but not for benefit accruals) such Transferred Employees for service on or prior to the Closing with the Seller or any affiliate or predecessor thereof; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. In addition, the Purchaser shall waive any pre-existing conditions and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by Transferred Employees and their respective dependents under the Seller's medical and dental plans in the calendar year in which the Closing Date occurs.

                  (b) The Seller shall cause the Transferred Employees to be fully vested in their account balances under its "employee pension benefit plans" (as such term is defined in Section 3(2) of ERISA) as of the Closing Date.

                  (c) The Seller shall, in accordance with applicable Law, pay the Transferred Employees on the Closing Date for any unused vacation days accrued by such Transferred Employees on or prior to the Closing with the Seller ("Accrued Vacation Days") and shall provide the Purchaser an accurate and complete list, providing for each Transferred Employee the number of Accrued Vacation Days and the amounts paid in respect thereof.

                  SECTION 5.03. Key Employee Retention Matters. (a) Prior to the Closing, the Seller shall be permitted to agree, on behalf of the Component Business, to offer and pay retention bonuses to those Transferred Employees listed on Section 5.03 of the Disclosure Schedule, subject to modification by mutual agreement of Seller and the Purchaser (the "Key Employees") who are still actively employed by the Component Business five months after the Closing Date up to the amounts and on the other conditions to be agreed upon with the Purchaser. The Purchaser shall be responsible for paying any such bonuses paid to the Key Employees. Prior to the Closing, the Seller shall not be permitted to agree, without the written approval of the Purchaser, to offer and pay retention bonuses to Transferred Employees other than the Key Employees. The Seller and the Purchaser shall cooperate in good faith regarding the advisability of taking other steps with respect to Transferred Employee retention. The Purchaser shall be responsible for paying and shall indemnify and hold the Seller harmless from the payment of any retention bonuses agreed to and paid in accordance with the previous sentence.

                  (b) Prior to the Closing, the Seller shall amend the Stock Option Plans to provide that all rights under such Stock Option Plans of Transferred Employees who shall have been continuously employed by the Purchaser or any of its Affiliates from the Closing Date through the first anniversary of the Closing shall vest fully on the first anniversary of the Closing. The rights under the Stock Option Plans of Transferred Employees who are no longer employed by the Purchaser or any of its Affiliates on the first anniversary of the Closing shall vest as otherwise provided in such Plans.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

                  SECTION 6.01. Conditions to Obligations of the Seller, the Company and the Purchaser. The obligations of the Seller, the Company and the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment (or written waiver), at or prior to the Closing, of each of the following conditions:

                           (a) HSR Act. Any waiting period (and any extension
                  thereof), if any, under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or shall have been terminated;

                           (b) Competition Laws. All consents, authorizations,
                  orders and approvals required pursuant to any antitrust or competition Law to consummate the transactions contemplated by this Agreement shall have been obtained;

                           (c) No Proceeding or Litigation. No Action shall have
                  been commenced by or before any Governmental Authority against any of the Seller, the Company or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 6.01(c) shall not apply to the conditions of a party if such party has directly or indirectly solicited or encouraged any such Action; and

                           (d) Stockholder Approval. This Agreement, the
                  Acquisition and the other transactions contemplated by this Agreement shall have been approved and adopted by the affirmative vote of the stockholders of the Seller to the extent required by Delaware Law and the Certificate of Incorporation and the By-laws of the Seller.

                  SECTION 6.02. Additional Conditions to Obligations of the Seller and the
Company. The obligations of the Seller and the Company to consummate the transactions contemplated by this Agreement shall also be subject to the fulfillment (or written waiver), at or prior to the Closing, of each of the following conditions:

                           (a) Representations, Warranties and Covenants. The
                  representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date which shall have been true and correct in all material respects as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality or similar qualifiers, for purposes of determining whether this Section 6.02(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects, and the Seller shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

                           (b) Ancillary Agreements and IP Agreements. Each of
                  the Purchaser and Dassault Systemes shall have executed and delivered to the Seller each of the Ancillary Agreements and IP Agreements to which it is a party;

                           (c) Resolutions. The Seller shall have received a
                  true and complete copy, certified by a duly authorized officer of the Purchaser, of the resolutions duly and validly adopted by the board of directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby; and

                           (d) Joint Software License. The Purchaser or an
                  Affiliate of the Purchaser, as the case may be, shall have entered into the Joint Software License Agreement, and the Seller shall have used its commercially reasonable efforts to enter into a modified license agreement, and to permit the Purchaser or an Affiliate of the Purchaser to enter into a substantially similar license agreement with Geometric Software Services Co., Ltd. ("GSSL"), regarding the license of the Joint Software from GSSL, in each case in form and substance satisfactory to the Seller.

                  SECTION 6.03. Additional Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall also be subject to the fulfillment (or written waiver), at or prior to the Closing, of each of the following conditions:

                           (a) Representations, Warranties and Covenants. The
                  representations and warranties of the Seller contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date which shall have been true and correct in all material respects as of such date (provided, however, that if any portion of any representation or warranty is already qualified by materiality, Material Adverse Effect or similar qualifiers, for purposes of determining whether this Section 6.03(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects), and the covenants and agreements contained in this Agreement to be complied with by the Seller or the Company on or before the Closing shall have been complied with in all material respects, and the Purchaser shall have received a certificate of the Seller to such effect signed by a duly authorized officer thereof;

                           (b) Consents and Approvals. The Purchaser and the
                  Seller shall have received, each in form and substance satisfactory to the Purchaser in its sole and absolute discretion, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents and estoppel certificates which the Purchaser deems reasonably necessary or desirable for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, all third party consents required under any Material Contracts;

                           (c) Transfer of Assets. The transfer of the Assets to
                  the Company pursuant to the Assignment and Assumption Agreement shall have been consummated;

                           (d) No Material Adverse Effect. No event or events
                  shall have occurred which have, or could reasonably be expected to have, a Material Adverse Effect;

                           (e) Resolutions. The Purchaser shall have received a
                  true and complete copy, certified by a duly authorized officer of the Seller, of the resolutions duly and validly adopted by the Board evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

                           (f) Confirmation of No Withholding. The Purchaser
                  shall have received all necessary certificates and documents from the Seller confirming that no withholding is required under Section 1445 of the Code, or under the applicable Laws of any state, local or foreign Taxing jurisdiction, in connection with the transactions contemplated by this Agreement;

                           (g) Key Employees. All of the Key Employees shall
                  have accepted employment with the Purchaser or the Company as of the Closing Date;

                           (h) Transferred Employees. No more than 10 Component
                  Business Employees shall have declined employment with the Purchaser or the Company as of the Closing Date; provided, however, that if any employee is hired with the prior written consent of the Purchaser after the date hereof as a replacement of a Component Business Employee who is no longer actively employed by the Component Business, then such replacement employee shall be deemed for the purpose of determining the satisfaction of this condition to be a Component Business Employee; and

                           (i) Ancillary Agreements and IP Agreements. The
                  Seller shall have (i) executed and delivered to the Purchaser each of the Ancillary Agreements and IP Agreements to which it is a party and (ii) secured an extension of the expiration of the Software Consulting Agreement, dated December 31, 1997, between Three-Space Ltd. and the Seller until a date not earlier than July 31, 2001.

                                  ARTICLE VII

                                 INDEMNIFICATION

                  SECTION 7.01. Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement and the Ancillary Agreements, and all statements contained in the Acquisition Documents, shall survive the Closing Date until the second anniversary thereof; provided, however, that (a) the representations and warranties dealing with Tax matters shall survive until the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof), (b) the representations and warranties contained herein relating to Intellectual Property matters shall survive until the fifth year anniversary of the Closing Date; and (c) insofar as any claim is made for the breach of any representation or warranty of the Seller contained in Sections 2.01, 2.02, 2.04(a) and (b) and 2.29 or of the Purchaser contained in Sections 3.01, 3.02 and 3.05, such representations and warranties shall survive indefinitely. Neither the period of survival nor the liability of the Seller with respect to the Seller's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties to the Seller, then the relevant representations and warranties shall survive as to such claim until the claim has been finally resolved.

                  SECTION 7.02. Indemnification by the Seller. (a) The Purchaser and each of its Affiliates, officers, directors, employees, agents, successors and assigns (each, a "Purchaser Indemnified Party") shall be indemnified and held harmless by the Seller for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

                           (i) the breach of any representation or warranty made
                  by the Seller contained in the Acquisition Documents; or

                           (ii) the breach of any covenant or agreement by the
                  Seller contained in the Acquisition Documents; or

                           (iii) Liabilities of the Seller or the Company,
                  whether arising before or after the Closing Date, that are not expressly assumed by the Purchaser pursuant to this Agreement, including, without limitation: (A) Liabilities of the Seller or the Company arising from or related to any failure to comply with the Laws relating to bulk transfers or bulk sales with respect to the transactions contemplated by this Agreement; or (B) the Excluded Liabilities; or

                           (iv) any claim made by any of the Transferred
                  Employees or their respective beneficiaries against the Purchaser or any of its Affiliates with respect to events occurring on or prior to the Closing Date, including, without limitation, claims for (A) wages or benefits accrued on or prior to the Closing Date, (B) employment discrimination by the Seller including, but not limited to, discrimination in the Seller's hiring or termination of any employees and (C) any claim of wrongful discharge by any Transferred Employee (including constructive discharge) based on events occurring prior to the Closing Date.

Subject to Section 7.04, to the extent that the Seller's undertakings set forth in this Section 7.02 may be unenforceable, the Seller shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by an Indemnified Party.

                  (b) A Purchaser Indemnified Party shall give the Seller notice of any matter which a Purchaser Indemnified Party has determined has given rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the Seller from any of its obligations under this Article VII except to the extent that the Seller is materially prejudiced by such failure. The obligations and Liabilities of the Seller under this Article VII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article VII ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if a Purchaser Indemnified Party shall receive notice of any Third Party Claim, the Purchaser Indemnified Party shall give the Seller notice of such Third Party Claim within 30 days of the receipt by the Purchaser Indemnified Party of such notice; provided, however, that the failure to provide such notice (i) shall not release the Seller from any of its obligations under this Article VII except to the extent the Seller is materially prejudiced by such failure and (ii) shall not relieve the Seller from any other obligation or liability that it may have to any Purchaser Indemnified Party otherwise than under this Article VII. If the Seller actively and diligently pursues the defense of such Third Party Claim and if such Third Party Claim does not involve a claim for equitable relief (other than claims for equitable relief that are incidental to and cannot be separated from a primary claim for damages), then the Seller shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Purchaser Indemnified Party within fifteen days of the receipt of such notice from the Purchaser Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Purchaser Indemnified Party for the same counsel to represent both the Purchaser Indemnified Party and the Seller, then the Purchaser Indemnified Party shall be entitled to retain one outside counsel at the expense of the Seller. In the event the Seller exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Purchaser Indemnified Party shall cooperate with the Seller in such defense and make available to the Seller, at the Seller's expense, all witnesses, pertinent records, materials and information in the Purchaser Indemnified Party's possession or under the Purchaser Indemnified Party's control relating thereto as is reasonably required by the Seller. Similarly, in the event the Purchaser Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Seller shall cooperate with the Purchaser Indemnified Party in such defense and make available to the Purchaser Indemnified Party, at the Seller's expense, all such witnesses, records, materials and information in the Seller's possession or under the Seller's control relating thereto as is reasonably required by the Purchaser Indemnified Party. No such Third Party Claim may be settled by the Seller without the written consent of the Purchaser Indemnified Party unless such Third Party Claim is settled for money damages and includes a release of the Purchaser Indemnified Party in connection with such Third Party Claim.

                  SECTION 7.03. Indemnification by the Purchaser. (a) Seller and each of its Affiliates, officers, directors, employees, agents, successors and assigns (each a "Seller Indemnified Party") shall be indemnified and held harmless by the Purchaser for any and all Losses, arising out of or resulting from:

                           (i) the breach of any representation or warranty made
                  by the Purchaser contained in the Acquisition Documents; or

                           (ii) the breach of any covenant or agreement by the
                  Purchaser contained in the Acquisition Documents.

                  (b) A Seller Indemnified Party shall give the Purchaser notice of any matter which a Seller Indemnified Party has determined has given rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this

Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the Purchaser from any of its obligations under this Article VII except to the extent that the Purchaser is materially prejudiced by such failure. The obligations and Liabilities of the Purchaser under this Article VII with respect to Third Party Claims shall be governed by and contingent upon the following additional terms and conditions: if a Seller Indemnified Party shall receive notice of any Third Party Claim, the Seller Indemnified Party shall give the Purchaser notice of such Third Party Claim within 30 days of the receipt by the Seller Indemnified Party of such notice; provided, however, that the failure to provide such notice (i) shall not release the Purchaser from any of its obligations under this Article VII except to the extent the Purchaser is materially prejudiced by such failure and (ii) shall not relieve the Purchaser from any other obligation or liability that it may have to any Seller Indemnified Party otherwise than under this Article VII. If the Purchaser actively and diligently pursues the defense of such Third Party Claim and if such Third Party Claim does not involve a claim for equitable relief (other than claims for equitable relief that are incidental to and cannot be separated from a primary claim for damages), then the Purchaser shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Seller Indemnified Party within fifteen days of the receipt of such notice from the Seller Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Seller Indemnified Party for the same counsel to represent both the Seller Indemnified Party and the Purchaser, then the Seller Indemnified Party shall be entitled to retain one outside counsel at the expense of the Purchaser. In the event that the Purchaser exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Seller Indemnified Party shall cooperate with the Purchaser in such defense and make available to the Purchaser, at the Purchaser's expense, all witnesses, pertinent records, materials and information in the Seller Indemnified Party's possession or under the Seller Indemnified Party's control relating thereto as is reasonably required by the Purchaser. Similarly, in the event the Seller Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Purchaser shall cooperate with the Seller Indemnified Party in such defense and make available to the Seller Indemnified Party, at the Purchaser's expense, all such witnesses, records, materials and information in the Purchaser's possession or under the Purchaser's control relating thereto as is reasonably required by the Seller Indemnified Party. No such Third Party Claim may be settled by the Purchaser without the written consent of the Seller Indemnified Party unless such Third Party Claim is settled for money damages and includes a release of the Seller Indemnified Party in connection with such Third Party Claim.

                  SECTION 7.04. Limitations on Indemnification. (a) Notwithstanding anything to the contrary contained in this Agreement, no claim may be made against the Seller for indemnification pursuant to Section 7.02(a) or against the Purchaser pursuant to Section 7.03(a) with respect to any Loss, unless the aggregate amount of all such Losses of the Purchaser Indemnified Parties or the Seller Indemnified Parties, as the case may be, shall exceed $100,000, and the Seller or the Purchaser, as the case may be, shall then be required to pay or be liable for the entire amount of any such Losses.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable Losses which may be recovered from the Seller arising out of or resulting from Section 7.02(a) shall be $5,000,000; provided, however, that the maximum amount of indemnifiable Losses which may be recovered from the Seller arising out of or relating to any breach of a representation or warranty related to Intellectual Property matters shall be the Purchase Price and provided further that the foregoing limitations shall not apply in the case of fraud or any willful or intentional misrepresentation.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable Losses that may be recovered from the Purchaser arising out of or resulting from Section 7.03(a) shall be $500,000; provided, however, that the foregoing limitations shall not apply in the case of fraud or any willful or intentional misrepresentation.

                  SECTION 7.05. Distributions from Escrow Fund. In the event that (a) the Seller shall not have objected to the amount claimed for indemnification by an Indemnified Party with respect to any Loss in accordance with the procedures set forth in the Escrow Agreement or (b) the Seller shall have delivered notice of its disagreement as to the amount of any indemnification requested by an Indemnified Party and either (i) the Seller and the Purchaser shall have, subsequent to the giving of such notice, mutually agreed that the Seller is obligated to indemnify the Indemnified Party for a specified amount and shall have so jointly notified the Escrow Agent or (ii) a final nonappealable judgment shall have been rendered by the court having jurisdiction over the matters relating to such claim by the Indemnified Party for indemnification from the Seller and the Escrow Agent shall have received, in the case of clause (i) above, written instructions from the Seller and the Purchaser or, in the case of clause (ii) above, a copy of the final nonappealable judgment of the court, the Escrow Agent shall deliver to the Purchaser from the Escrow Fund any amount determined to be owed to the Purchaser under this Article VII in accordance with the Escrow Agreement.

                  SECTION 7.06. Tax Treatment of Indemnifications. The Seller and the Purchaser agree to treat all payments made by either to or for the benefit of the other under any indemnity provisions of this Agreement and for any misrepresentations or breach of warranties or covenants as adjustments to the purchase price or as capital contributions for Tax purposes, and further agree that such treatment shall govern for purposes hereof except to the extent that the Laws of a particular jurisdiction provide otherwise.

                  SECTION 7.07. Exclusive Remedy. Each of the Purchaser and the Seller acknowledges and agrees that the indemnification provisions in this
Article VII and specific performance as contemplated by Section 9.08 shall be the exclusive remedy of each of the Purchaser and the Seller (and their respective successors and permitted assigns) with respect to this Agreement; provided that, without limiting the generality of the foregoing, in no event shall the Purchaser or the Seller or any of their respective subsidiaries or their respective successors or permitted assigns be entitled to claim or seek any special, incidental, punitive or consequential damages or any rescission of the transactions consummated under this Agreement or, except as set forth in
Section 9.08, other remedy at law or in equity. In furtherance of the foregoing, each of the Purchaser and the Seller hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against any other party hereto relating to the subject matter of this Agreement arising under or based upon any Law.

                                  ARTICLE VIII

                             TERMINATION AND WAIVER

                  SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Closing:

                           (a) by mutual written consent duly authorized by the
                  Boards of Directors of each of the Purchaser and the Seller;

                           (b) by the Purchaser or the Seller if the Closing
                  shall not have occurred on or before the date that is 120 days after the date hereof; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                           (c) by the Purchaser or the Seller in the event that
                  any Governmental Order which is final and nonappealable shall have prevented the consummation of the Acquisition or any of the other transactions contemplated by this Agreement;

                           (d) by the Purchaser if (i) the Board withdraws,
                  modifies or changes its recommendation of this Agreement, the Acquisition and the other transactions contemplated hereby in a manner adverse to the Purchaser or shall have resolved to do so, or (ii) the Board shall have recommended to the shareholders of the Seller another Acquisition Proposal or shall have resolved to do so;

                           (e) by the Purchaser or the Seller if this Agreement,
                  the Acquisition and the other transactions contemplated by this Agreement shall fail to receive the requisite vote for approval at the Stockholders' Meeting;

                           (f) by the Purchaser upon a breach of any
                  representation, warranty, covenant or agreement on the part of the Seller set forth in this Agreement, or if any representation or warranty of the Seller shall have become untrue, in either case such that the conditions set forth in
                  Section 6.03(a) would not be satisfied ("Terminating Seller Breach"); provided, however, that, if such Terminating Seller Breach is curable by the Seller through the exercise of its reasonable best efforts and for so long as the Seller continues to exercise such reasonable best efforts, the Purchaser may not terminate this Agreement under this Section 8.01(f);

                           (g) by the Seller upon a breach of any
                  representation, warranty, covenant or agreement on the part of the Purchaser set forth in this Agreement, or if any representation or warranty of the Purchaser shall have become untrue, in either case such that the conditions set forth in
                  Section 6.02(a) would not be satisfied ("Terminating Purchaser Breach"); provided, however, that, if such Terminating Purchaser Breach is curable by the Purchaser through the exercise of their respective reasonable best efforts and for so long as the Purchaser continues to exercise such reasonable best efforts, the Seller may not terminate this Agreement under this Section 8.01(g); or

                           (h) By the Seller, upon approval of the Board, if
                  prior to the Closing the Board is required to do so by its fiduciary duties under applicable Law after having received advice from outside legal counsel in order to proceed with a transaction with respect to a Superior Proposal, upon five days' prior written notice to the Purchaser, setting forth in reasonable detail subject to Section 4.14(d) the identity of the person making, and the final terms and conditions of, the Superior Proposal and after giving effect to any concessions that may be offered by the Purchaser not later than five days after the Purchaser's receipt of such prior written notice.

                  SECTION 8.02. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void (except for Sections 8.02, 8.03 and 9.01), and there shall be no liability on the part of any party hereto, except that nothing herein shall relieve any party from liability for any willful or intentional breach hereof.

                  SECTION 8.03. Fees and Expenses. (a) In the event (a "Fee Trigger Event") that:

                           (i) (A) this Agreement is terminated pursuant to
                  Section 8.01(e) and at or prior to the time of the Stockholders' Meeting, an Acquisition Proposal shall have been publicly announced and (B) Seller enters into an agreement with respect to an Acquisition Proposal within nine months after the termination of this Agreement, or an Acquisition Proposal is consummated within one year of such termination of this Agreement; or

                           (ii) this Agreement is terminated pursuant to Section
                  8.01(h); or

                           (iii) the Seller enters into an agreement with
                  respect to an Acquisition Proposal within nine months after the termination of this Agreement, or an Acquisition Proposal is consummated, within one year of the termination of this Agreement pursuant to Sections 8.01(b) (in the event that such termination by the Purchaser is attributable solely to the Seller's failure to fulfill its obligations under this Agreement), (c) (in the event that the Governmental Order that gives rise to the termination is not attributable to the Purchaser), (d) or (f), and the Seller shall not theretofore have been required to pay the Fee (as hereinafter defined) to the Purchaser pursuant to Section 8.03(a)(i) or 8.03(a)(ii);

then the Seller shall pay the Purchaser a fee of $400,000 (the "Fee"), which amount shall be payable by wire transfer in immediately available funds to an account or accounts designated by the Purchaser, plus all Expenses (as hereinafter defined). Payment of such amounts shall be payable not later than the third Business Day following such Fee Trigger Event.

                  (b) For purposes of this Agreement, "Expenses" shall mean all fees of outside counsel to the Purchaser and all out-of-pocket expenses actually incurred by the Purchaser or on its behalf in connection with the transactions contemplated by this Agreement.

                  (c) Except as set forth in this Section 8.03, all costs and expenses incurred in connection with this Agreement, the Stockholders' Agreement, the Ancillary Agreements, and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Closing occurs.

                  (d) In the event that the Seller shall fail to pay the Fee or any Expenses when due, the term "Expenses" shall be deemed to include the costs and expenses actually incurred or accrued by the Purchaser (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.03, together with interest on such unpaid Fee and Expenses, commencing on the date that the Fee or such Expenses became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A, from time to time, in the City of New York, as such bank's Base Rate plus 2.0%.

                  SECTION 8.04. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Closing; provided, however, that, after the approval and adoption by the stockholders of the Seller of this Agreement, the Acquisition and the other transactions contemplated by this Agreement, no amendment may be made that would reduce the Purchase Price. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 8.05. Waiver. At any time prior to the Closing, any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties of another party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any agreement of another party contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 9.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

                  SECTION 9.02. Notices. All notices and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made (i) upon receipt, (ii) five Business Days after deposit in the mail, or (iii) one Business Day after receipt of confirmation of delivery by telecopy) by delivery in person, by courier service, by telecopy, or by registered or mail to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

                  if to the Purchaser:

                           Dassault Systemes
                           9 Quai Marcel Dassault
                           BP310
                           2150 Suresnes Cedex
                           France
                           Telecopier No:  33.1.42.04.45.81
                           Attention:  Thibault de Tersant


                  with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York  10022
                           Telecopier No:  (212) 848-7179
                           Attention:  Alfred J. Ross, Jr., Esq.

                  if to the Seller:

                           Spatial Technology Inc.
                           2425 55th Street, Suite 100
                           Boulder, Colorado  80301
                           Telecopier No:  (303) 544-3003
                           Attention:  President

                  with a copy to:

                           Hogan & Hartson L.L.P.
                           One Tabor Center, Suite 1600
                           1200 Seventeenth Street
                           Denver, Colorado  80202
                           Telecopier:  (703) 899-7333
                           Attention:  Whitney Holmes, Esq.

                  SECTION 9.03. Severability; Entire Agreement. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. This Agreement, the IP Agreements and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof.

                  SECTION 9.04. Assignment; No Third Party Beneficiaries. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller and the Purchaser); provided, however, that the Purchaser may assign this Agreement to an Affiliate of the Purchaser without the consent of the Seller; provided further that the Seller may assign this Agreement to an Affiliate of the Seller without the consent of the Purchaser; and provided further that no such assignment shall relieve the Seller or the Purchaser of any of its obligations under this Agreement. Except for the provisions of Article VII relating to the Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of the Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

                  SECTION 9.05. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 9.06. Governing Law; Forum. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state. All actions and proceedings arising out of or relating to this Agreement, the IP Agreements and each of the Ancillary Agreements shall be heard and determined in any court of competent jurisdiction sitting in the State of Delaware, The City of Wilmington (without regard to the conflicts of Law provisions thereof). The parties hereto hereby (a) submit to the exclusive jurisdiction of any court of competent jurisdiction sitting in the State of Delaware, The City of Wilmington for the purpose of any Action arising out of or relating to this Agreement and each of the Ancillary Agreements brought by any party hereto, and (b) agree, to the fullest extent permitted by applicable law, to waive, and not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement and each of the Ancillary Agreements may not be enforced in or by any of the above-named courts.

                  SECTION 9.07. Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean U.S. dollars and all payments hereunder shall be made in U.S. dollars.

                  SECTION 9.08. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity, without the necessity of demonstrating the inadequacy of money damages.

                  SECTION 9.09. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTIONS OR PROCEEDINGS DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY AGREEMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                                   ARTICLE X

                                   DEFINITIONS

                  SECTION 10.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Acquisition Documents" means this Agreement, the Ancillary Agreements, and any other document or certificate delivered pursuant to this Agreement or the transactions contemplated hereby.

                  "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

                  "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                  "Ancillary Agreements" means the Escrow Agreement and the Transition Services Agreement.

                  "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement to be entered into between the Seller and the Company immediately prior to the Closing substantially in the form of Exhibit C.

                  "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York, Paris or The City of Denver, Colorado.

                  "CBD Software" means the following computer software programs, whichever packaging and naming, in the version and release that is commercially available as of Closing: ACIS(R) 3D Toolkit, ACIS(R) Advanced Blending Husk, ACIS(R) Advanced Rendering Husk, ACIS(R) Local Operations Husk, ACIS(R) Shelling Husk, ACIS(R) Precise Hidden Line Husk, ACIS(R) Mesh Surface Husk, ACIS(R) Space Warping Husk, ACIS(R) Advanced Surfacing Husk, ACIS(R) Cellular Topology Husk, Spatial Deformable Modeler, ACIS(R) Deformable Modeling Husk, JetScream(TM), ACIS(R) JetScream Husk, ACIS(R) RevEnge Husk (MetroCad), ACIS(R) AEC Husk, IntraVISION (R) (formerly known as Calsview), ACIS(R) Open Viewer and Plug-ins, Large

Model Viewer, 3D Building Blox(TM), SAT(R) (ACIS File Format), and all Intellectual Property rights of the Seller therein.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

                  "Deferred Revenue" means the aggregate amount of cash and receivables received by the Seller on or before the Closing Date for work or obligations relating to maintenance, support and consulting services in connection with the Component Business to be performed on or after the Closing Date.

                  "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement.

                  "Encumbrance" means any security interest, pledge, mortgage, hypothecation, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, whether or not recorded with any Governmental Authority.

                  "Escrow Agent" means State Street Bank & Trust Co. or, if not possible, a national bank agreed to by the parties that is incorporated under the Laws of the United States of America with a branch located in the State of New York, County of New York.

                  "Escrow Amount" means $1,000,000.

                  "Escrow Fund" means the Escrow Amount deposited with the Escrow Agent as such sum may be increased or decreased in accordance with the Escrow Agreement.

                  "Governmental Authority" means any United States federal, state or local or any British, French, German or Japanese government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

                  "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with US GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, and (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

                  "Intellectual Property" means (a) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (b) ideas and conceptions of potentially patentable subject matter, including without limitation, any patent disclosures whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (c) Patents, (d) Trademarks, (e) copyrights (registered or otherwise) and registrations and applications for registration thereof, all moral rights of authors therein, and all rights therein provided by international treaties, conventions or common law, (f) Software, (g) Trade Secrets, and (h) all rights to sue and recover damages and obtain injunctive relief for past, present and future infringement, dilution, misappropriation, violation or breach thereof.

                  "Inventories," means all inventory, merchandise, finished goods maintained, held or stored by or for the Seller or the Component Business and any prepaid deposits for any of the same used in or intended to be used in to the Component Business.

                  "IP Agreements" means (i) the Cross-License Agreement in the form of Exhibit A-1, (ii) the Web Services Agreement in the form of Exhibit A-2,
(iii) the Co-Branding Agreement in the form of Exhibit A-3, (iv) the Joint Software License Agreement in the form of Exhibit A-4, (v) the Server Software Agreement in the form of Exhibit A-5 and (vi) the Reseller Agreement.

                  "Joint Software" means the Software licensed and/or owned by the Seller as set forth on Schedule A of the Joint Software License Agreement.

                  "knowledge of the Seller", or words of similar import, means the actual knowledge after reasonable inquiry of any officer of the Seller.

                  "Law" means any domestic or foreign statute, law, ordinance, regulation, rule, code, order, requirement or rule of common law.

                  "Leased Real Property" means the real property leased by the Seller as tenant and used in or intended to be used in the Component Business and located at: (i)2425 55th Street,

Suite 100, Boulder, Colorado 80301; (ii) 23 Rue Colbert, F-78885 Saint-Quentin Cedex, France; (iii) Park House, Castle Park, Cambridge CB3 ODU, England; (iv) An Der Eckesmuhle 10, D-41238 Monchengladbach, Germany; and (v) Hamamatsucho NH Building, 3rd Floor, 1-25-13 Hamamatsucho, Minato-Ku, Tokyo 105, Japan, together with, to the extent leased by the Seller, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Seller attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

                  "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

                  "Licensed Intellectual Property" means Intellectual Property, other than the Retained Intellectual Property, licensed to the Seller pursuant to the Licenses.

                  "Licenses" means (i) licenses of Intellectual Property by the Seller to third parties, (ii) licenses of Intellectual Property by third parties to the Seller, and (iii) agreements between the Seller and third parties relating to the development or use of Intellectual Property, where all of the foregoing relates to, or governs any Intellectual Property which is used in, intended to be used in or related to, the Component Business.

                  "Material Adverse Effect" means any circumstance, change or effect that individually, or when taken together with all other exceptions, changes and effects (i) is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), profits, assets or Liabilities (including, without limitation, contingent liabilities) and results of operations of the Seller or the Component Business taken as a whole, or (b) would prevent or materially delay the Seller from consummating the Acquisition and the other transactions contemplated by this Agreement.

                  "Owned Intellectual Property" means all Intellectual Property in and to which the Seller holds, or has a right to hold, right, title and interest and which is used in, intended to be used in or related to the Component Business, including, without limitation, the CBD Software.

                  "Patents" means United States, foreign and international patents, patent applications and statutory invention registrations, including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, all inventions disclosed therein and improvements thereto, and all rights therein provided by international treaties and conventions.

                  "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable or which may thereafter be paid without penalty or that are being contested in good faith by appropriate proceedings; (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than

30 days or that are being contested in good faith by appropriate proceedings and
(ii) are not in excess of $5,000 in the case of a single property or $20,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value of or the use of such property for its present purposes; and (e) Encumbrances arising under original purchase price, conditional purchase price, conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice.

                  "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

                  "Prepaid Expenses" means the aggregate amount of the costs and expenses that have been paid by the Seller prior to the Closing Date for products and services to be delivered to or rendered to the Component Business by third Persons on or after the Closing Date.

                  "Purchased Intellectual Property" means the Owned Intellectual Property and Licensed Intellectual Property, collectively.

                  "Real Property" means the Leased Real Property and any real property owned by the Seller.

                  "Receivables" means any and all accounts receivable, notes and other amounts receivable from third parties, including, without limitation, customers, arising from the conduct of the Component Business before the Closing Date and related to Deferred Revenue, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon as of the Closing Date.

                  "Retained Intellectual Property" means (i) all of the Seller's right, title and interest in, to and under the WBM Software and the Server Software except for those rights transferred pursuant to the IP Agreements, (ii) all right, title and interest in, to and under any Software or Intellectual Property owned or licensed by the Seller that is not used in the Component Business, (iii) all right, title and interest in, to and under any Software or Intellectual Property granted to the Seller pursuant to the IP Agreements, and
(iv) all of the Seller's right, title and interest in, to and under the Joint Software, except to the extent licensed to the Purchaser and its Affiliates pursuant to the Joint Software License Agreement.

                  "Server Software" means all software, including, without limitation, Web interface, Web middleware, Web dynamic content billing, Web content generation software, and any Derivative Works (as defined in the IP Agreements)thereof, that is used by the Seller to provide application services over the Internet.

                  "Share Purchase Agreement" means the Share Purchase Agreement to be executed by the Seller and the Purchaser or an Affiliate of the Purchaser substantially in the form of Exhibit D hereto.

                  "Software" means any computer software program, including programming-code, on-line documentation, if any, user interface related thereto or associated therewith, to the extent that such user interface does exist, and related user and installation documentation other than on-line documentation associated with this computer software program.

                  "Source Code" means computer-programming code and related system documentation, comments and procedural code, that is not directly executable by a computer but which may be printed out or displayed in a form readable and understandable by a qualified programmer.

                  "Stock Option Plans" means the Spatial Technology 1996 Equity Incentive Plan and the Spatial Technology 1998 Non-Officer Stock Option Plan.

                  "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

                  "Trade Secrets" mean all inventions, whether patentable or not, trade secrets, know-how and other confidential or proprietary technical, business and other information, including manufacturing and production processes and techniques, research and development information, technology, drawings, specifications, designs, plans, proposals, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and information, and all rights in any jurisdiction to limit the use or disclosure thereof.

                  "Trademarks" mean trademarks, service marks, trade dress, logos, trade names, corporate names, URL addresses, domain names and symbols, slogans and other indicia of source or origin, including the goodwill of the business symbolized thereby or associated therewith, common law rights thereto, registrations and applications for registration thereof throughout the world, all rights therein provided by international treaties and conventions, and all other rights associated therewith.

                  "Transition Services Agreement" means the Transition Services Agreement to be executed by the Seller and the Purchaser and to be attached hereto in the form of Exhibit E as soon as practicable after the date hereof.

                  "US GAAP" means United States generally accepted accounting principles.

                  "WBM Software" means the following Software, whichever packaging and naming, in the version and release that is commercially available as of the Closing Date, as well as corrections, enhancements and modifications of the software delivered in the maintenance services provided pursuant to the Cross-License Agreement: IGES Toolkit, PRO/E Translator, Current CATIA V4 Translator (GSSL), the STL Translator, IGES View and STEP Toolkit. WBM Software does not include any of the Server Software.

                  SECTION 10.02. Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

                  Term                                       Section
                  --------------------------------------------------
                  Acquisition                                Recitals
                  Acquisition Proposal                       4.14(a)
                  Agreement                                  Preamble
                  Allocation                                 1.03(b)
                  Assets                                     1.01(a)
                  Assumed Liabilities                        1.02(a)
                  Board                                      Recitals
                  Component Business                         Recitals
                  Component Business Employees               2.26(a)
                  Closing                                    1.04
                  Closing Amounts Statement                  1.05(e)
                  Closing Date                               1.04
                  Committed Financing                        4.14(b)
                  Dassault Systemes                          Recitals
                  December 31, 1999 Balance Sheet            2.07
                  Delaware Law                               2.01
                  ERISA                                      2.24(a)
                  Escrow Agreement                           1.07
                  Exchange Act                               2.06(a)
                  Excluded Assets                            1.01(b)
                  Excluded Liabilities                       1.02(b)
                  Expenses                                   8.03(b)
                  Fee                                        8.03(a)
                  Fee Trigger Event                          8.03(a)
                  GSSL                                       6.02(d)
                  Independent Accounting Firm                1.09(b)
                  IP Agreements                              Recitals
                  IRS                                        2.24(a)
                  Joint Software License Agreement           2.17(d)
                  License Agreement                          Recitals
                  Loss                                       7.02
                  Material Contracts                         2.16(a)
                  Multiemployer Plan                         2.24(b)
                  Multiple Employer Plan                     2.24(b)
                  Names and Marks                            4.10
                  Permits                                    2.14(b)

                  Plans                                      2.24(a)
                  Proxy Statement                            4.02
                  Prepaid Royalties                          2.30
                  Purchase Price                             1.03(a)
                  Purchaser                                  Preamble
                  Purchaser Indemnified Party                7.02(a)
                  Receivable Amount                          4.23
                  Restricted Period                          4.14(a)
                  SEC                                        2.06(a)
                  SEC Reports                                2.06(a)
                  Section 203 Approval                       2.01
                  Securities Act                             2.06(a)
                  Seller                                     Preamble
                  Seller Common Stock                        Recitals
                  Seller Indemnified Party                   7.03(a)
                  Share Closing                              1.08(b)
                  Share Notice                               1.08(b)
                  Share Purchase                             1.08(a)
                  Share Purchase Amount                      1.08(b)
                  Stockholders                               Recitals
                  Stockholders Agreement                     Recitals
                  Stockholders' Meeting                      4.02
                  Superior Proposal                          4.14(b)
                  Tangible Personal Property                 2.20
                  Terminating Seller Breach                  8.01(f)
                  Terminating Purchaser Breach               8.01(g)
                  Third Party Claims                         7.02(b)
                  Transferred Employees                      5.01



            [The Remainder of This Page is Intentionally Left Blank]

                  IN WITNESS WHEREOF, the Purchaser, the Company and the Seller have caused this Purchase Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                             DASSAULT SYSTEMES CORP.


                                             By   /s/ Thibault de Tersant
                                               ---------------------------------
                                               Name:
                                               Title:


                                             SPATIAL COMPONENTS, LLC


                                             By   /s/ R. Bruce Morgan
                                               ---------------------------------
                                               Name:
                                               Title:


                                             SPATIAL TECHNOLOGY INC.


                                             By   /s/ R. Bruce Morgan
                                               ---------------------------------
                                               Name:
                                               Title:

                      AMENDMENT NO. 1 TO PURCHASE AGREEMENT

                  AMENDMENT NO. 1, dated as of September 2, 2000 (this "Amendment"), to the Purchase Agreement dated as of July 4, 2000 (the "Purchase Agreement"), by and among Spatial Technology Inc., a corporation organized under the laws of the State of Delaware (the "Seller"), Dassault Systemes Corp., a corporation organized under the laws of the State of Delaware (the "Purchaser"), and Spatial Components, LLC, a limited liability corporation organized under the laws of Delaware (the "Company"). Capitalized terms used but not defined herein are used as defined in the Purchase Agreement.

                               W I T N E S S E T H

                  WHEREAS, the Purchaser, the Seller and the Company desire to amend the Purchase Agreement in certain respects;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein, the parties hereby agree as follows:

                  1. Amendment to Section 1.04(a). Section 1.04(a) of the Purchase Agreement is hereby amended, effective as of the date of the Purchase Agreement, by substituting the amount "$21,500,000" set forth therein with the amount "$25,000,000".

                  2. New Sections 1.04(c) and 1.04(d). New Sections 1.04(c) and 1.04(d) are hereby added, effective as of the date of the Purchase Agreement, which read in their entirety as follows:

                  "(c) Prior to the Closing and upon three Business Days notice from the Seller, the Purchaser shall extend a loan to the Seller in the amount of $2,000,000 which loan shall be evidenced by a promissory note (the "Note") in the form of Exhibit F hereto, which shall become due and payable by the Seller to the Purchaser on the earlier of (i) the date of termination of the Agreement or (ii) the Closing Date. In the event the Note becomes due and payable on the Closing Date, the principal amount thereof and any accrued interest thereon shall be offset against the Purchase Price. In the event that the Note becomes due and payable upon termination of the Agreement, the Purchaser shall be entitled, at the Purchaser's option, to repayment thereof plus any accrued interest thereon either in cash, Seller Common Stock on the basis of $3.60 per Seller Common Stock or a combination of cash or Seller Common Stock. The Purchaser shall give to the Seller notice of its repayment election within three Business Days of the date of termination of the Agreement."

                  (d) The Seller shall use reasonable best efforts to amend the Registration Rights Agreement among the Seller, the Purchaser and certain other investors dated as of February 18, 2000 (the "Registration Rights Agreement"), to include the shares of Seller Common Stock issued to the Purchaser pursuant to the Share Purchase Agreement or Section 1.04(c) as "Registrable Securities" thereunder. In the event that such amendment is not effective prior to the closing of the Share Purchase Agreement or the issuance of Seller Common Stock pursuant to Section 1.04(c), the Purchaser shall have the right to a separate mandatory registration on substantially the same terms as those provided under
Section 2(a) of the Registration Rights Agreement, with a registration statement to be filed on or prior to the 30th day after the

Purchaser gives the Seller a written registration request. In the event the Registration Rights Agreement is not amended to include the Seller Common Share so issued to the Purchaser, the Seller will provide the Purchaser "piggy-back" registration rights under the terms of Section 2(d) of the Registration Rights Agreement, and will provide the Purchaser notice of the date on which the Seller proposes to file a registration statement with respect to which the Purchaser would be entitled to include its shares of Seller Common Stock, which date shall be no earlier than thirty (30) days from the date of such notice; provided, that if the registration being effected by the Seller is on a Form S-3 for purposes of resale of then outstanding securities, the Purchaser will only be obligated to provide the Seller with 15 days advance notice. All other terms and obligations in respect of such registration shall be the same as those provided under the Registration Rights Agreement.

                  3. Amendment to Section 1.09(e). Section 1.09(e) is hereby amended, effective as of the date of the Purchase Agreement, to read in its entirety as follows:

                  "(e) If, during the period prior to the Share Closing or prior to a share purchase closing, if any, effected pursuant to Section 1.04(c), the outstanding shares of Seller Common Stock are changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the number of shares of Seller Common Stock to be sold to the Purchaser pursuant to Section 1.04(c) or 1.09(a) shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares."

                  4. New Section 4.01(c). A new Section 4.01(c) is hereby added, effective as of the date of the Purchase Agreement, which reads in its entirety as follows:

                  "(c) Notwithstanding anything to the contrary contained in this Purchase Agreement, the Seller shall be permitted and required to modify from the date hereof until the Closing its licensing fee policy relating to the Component Business from the existing up front fee policy and prepaid royalty model to a recurring revenue model, as communicated by the Purchaser to the Seller. All terms of future licenses of the Seller's Component Business technology and Intellectual Property relating to fee policies and royalties shall be submitted for approval to Purchaser's representative, to ensure that such terms comply with the Purchaser's recurring revenue model. The Purchaser's representative shall be required to approve such terms, or modify such terms to ensure compliance with the Purchaser's recurring revenue model, within three Business Days from the Seller's submission of such terms to the Purchaser's representative for approval."

                  5. Amendment to Section 4.14(c). (a) Section 4.14(c) is hereby amended, effective as of the date of the Purchase Agreement, by deleting the words "prohibited in" and replacing them with the words "permitted by".

                  6. New Section 4.18(c). A new Section 4.18(c) is hereby added, effective as of the date of the Purchase Agreement, which reads in its entirety as follows:

                  "(c) At or as soon as practicable after the time of the initial filing of the Proxy Statement with the SEC, the Seller and the Purchaser shall issue a joint press release explaining any and all material changes to the terms of this Agreement that have been agreed upon by the parties hereto subsequent to the date of this Agreement, which joint press release shall include, among other things, an explanation of any increase in the Purchase Price and the rationale for including additional agreements within the defined term IP Agreements."

                  7. New Section 4.18(d). A new Section 4.18(d) is hereby added, effective as of the date of the Purchase Agreement, which reads in its entirety as follows:

                  "(d) At or immediately after the Closing, the Seller and the Purchaser shall issue a joint press release whereby the Purchaser shall publicly endorse PlanetCAD, state that PlanetCAD is the Purchaser's preferred Internet interoperability solution for CATIA, ENOVIA and SolidWorks, and explain that the Purchaser's relationship with PlanetCAD is strategically important to the Purchaser."

                  8. Amendment to Section 4.22. Section 4.22 is hereby amended, effective as of the date of the Purchase Agreement, to read in its entirety as follows:

                  "Transfer of Revenues. Within 30 days following the Closing Date the Seller shall pay to the Company an amount of $400,000 in respect of performance of services relating to potential obligations with regard to Prepaid Royalties that the Company shall be assuming following the Closing."

                  9. New Section 4.23. A new Section 4.23 is hereby added, effective as of the date of the Purchase Agreement, which reads in its entirety as follows:

                  "SECTION 4.23 CAA Partnership Agreement. At or prior to Closing the Purchaser or an Affiliate of the Purchaser, as the case may be, shall enter into a CAA Partnership Agreement with the Seller for the enterprise version of the Seller's Prescient product, which agreement will facilitate integration of Prescient with CATIA. Subject to the Purchaser's normal decision process and acceptance criteria, the Purchaser (or Purchaser's Affiliate) and the Seller will negotiate an agreement to take the Prescient enterprise version in OEM in the CATIA product line under the Purchaser's standard "CAA OSD" agreement."

                  10. New Section 4.24. A new Section 4.24 is hereby added, effective as of the date of the Purchase Agreement, which reads in its entirety as follows:

                  "SECTION 4.24 Technology Sharing Arrangement. The Purchaser shall partner with the Seller for interoperability services with other mechanical CAD packages through sharing of translation and healing technologies."

                  11. Amendment to Section 6.02(c).

                  Section 6.02 (c) is hereby amended, effective as of the date of the Purchase Agreement, to read in its entirety:

                  [RESERVED]

                  12. Amendment to Section 7.04(b). Section 7.04(b) is hereby amended, effective as of the date of the Purchase Agreement, to read in its entirety as follows:

                  "(b) Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable Losses which may be recovered from the Seller arising out of or resulting from Section 7.02(a) shall be $5,000,000; provided, however, that the maximum amount of indemnifiable Losses which may be recovered from the Seller arising out of or relating to any breach of a representation or warranty related to Intellectual Property matters
(i) on or before the second anniversary of the Closing Date shall be the Purchase Price, and (ii) after the second anniversary but on or prior to the fifth anniversary of the Closing shall be $10,000,000, and provided further that the foregoing limitations shall not apply in the case of fraud or any willful or intentional misrepresentation."

                  13. Amendment to Section 8.01(b). Section 8.01(b) is hereby amended, effective as of the date of the Purchase Agreements by deleting "the date that is 120 days after the date hereof" and replacing it with "November 20, 2000".

                  Amendment to Section 8.02. Section 8.02 is hereby amended, effective as of the date of the Purchase Agreement, to read in its entirety as follows:

                  "SECTION 8.02. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void (except for Sections 1.04(d), 8.02, 8.03 and 9.01), and there shall be no liability on the part of any party hereto, except that nothing herein shall relieve any party from liability for any willful or intentional breach hereof."

                  14. Amendments to Section 10.01. (a) Section 10.01 is hereby amended, effective as of the date of the Purchase Agreement, by deleting the existing defined term "IP Agreements" and substituting, in lieu thereof, the following new definition:

                  ""IP Agreements" means (i) the Cross-License Agreement in the form of Exhibit A-1, (ii) the Web Services Agreement in the form of Exhibit A-2,
(iii) the Co-Branding Agreement in the form of Exhibit A-3, (iv) the Joint Software License Agreement in the form of Exhibit A-4, (v) the Server Software Agreement in the form of Exhibit A-5, (vi) the Reseller Agreement (vii) the SolidWorks Server Software License Agreement and (viii) the IntraVision Source Code Development License and Exclusive End-User Reseller Agreement."

                  (b) Section 10.01 is hereby further amended, effective as of the date of the Purchase Agreement, by inserting the following definitions:

                  ""IntraVision Source Code Development License and Exclusive End-User Reseller Agreement " shall mean the license Agreement between the Purchaser and/or certain of its Affiliates and the Seller to the IntraVision computer software to be negotiated in good faith and using best efforts by the Purchaser and the Seller prior to the Closing.

                  "Reseller Agreement" shall mean the license between the Seller and the Purchaser granting the Purchaser the right to certain Seller software to be negotiated in good faith and using best efforts by the Purchaser and the Seller prior to Closing.

                  "SolidWorks Server Software License Agreement" shall mean the license agreement between SolidWorks Corporation and the Seller pertaining to the licensing of a SolidWorks server product to the Seller to be negotiated in good faith and using best efforts by the Purchaser and the Seller prior to the Closing."

                  15. Amendment to Section 10.02. Section 10.02 is hereby amended, effective as of the date of the Purchase Agreement, to read in its entirety as follows:

                  "Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

                  Term                                        Section
                  ----                                        -------
                  Acquisition                                 Recitals
                  Acquisition Proposal                        4.14(a)
                  Agreement                                   Preamble
                  Allocation                                  1.04(b)
                  Assets                                      1.01(a)
                  Assumed Liabilities                         1.02(a)
                  Board                                       Recitals
                  Component Business                          Recitals
                  Component Business Employees                2.26(a)
                  Closing                                     1.05
                  Closing Amounts Statement                   1.06(f)
                  Closing Date                                1.05
                  Committed Financing                         4.14(b)
                  Dassault Systemes                           Recitals
                  December 31, 1999 Balance Sheet             2.07
                  Delaware Law                                2.01
                  ERISA                                       2.24(a)
                  Escrow Agreement                            1.08
                  Exchange Act                                2.06(a)
                  Excluded Assets                             1.01(b)
                  Excluded Liabilities                        1.02(b)
                  Expenses                                    8.03(b)
                  Fee                                         8.03(a)
                  Fee Trigger Event                           8.03(a)
                  GSSL                                        6.02(d)
                  IP Agreements                               Recitals
                  IRS                                         2.24(a)
                  Joint Software License Agreement            2.17(d)
                  Loss                                        7.02
                  Material Contracts                          2.16(a)
                  Membership Interests                        1.03
                  Multiemployer Plan                          2.24(b)
                  Multiple Employer Plan                      2.24(b)
                  Names and Marks                             4.10
                  Note                                        1.04(c)

                  Permits                                     2.14(b)
                  Plans                                       2.24(a)
                  Proxy Statement                             4.02
                  Prepaid Royalties                           2.30
                  Purchase Price                              1.04(a)
                  Purchaser                                   Preamble
                  Purchaser Indemnified Party                 7.02(a)
                  Receivable Amount                           4.23
                  Registration Rights Agreement               1.04(d)
                  Registration Statement                      1.04(d)
                  Restricted Period                           4.14(a)
                  SEC                                         2.06(a)
                  SEC Reports                                 2.06(a)
                  Section 203 Approval                        2.01
                  Securities Act                              2.06(a)
                  Seller                                      Preamble
                  Seller Common Stock                         Recitals
                  Seller Indemnified Party                    7.03(a)
                  Share Closing                               1.09(b)
                  Share Notice                                1.09(b)
                  Share Purchase                              1.09(a)
                  Share Purchase Amount                       1.09(b)
                  Stockholders                                Recitals
                  Stockholders Agreement                      Recitals
                  Stockholders' Meeting                       4.02
                  Superior Proposal                           4.14(b)
                  Tangible Personal Property                  2.20
                  Terminating Seller Breach                   8.01(f)
                  Terminating Purchaser Breach                8.01(g)
                  Third Party Claims                          7.02(b)
                  Transferred Employees                       5.01"

                  16. Effect of Amendment. Except as and to the extent expressly modified by this Amendment, the Purchase Agreement shall remain in full force and effect in all respects.

                  17. Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  18. Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State with New York applicable to contracts executed in and to be performed entirely within that state.

            (The Remainder of This Page is Intentionally Left Blank.)

                  IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                            SPATIAL TECHNOLOGY INC.



                                            By: /s/ R. Bruce Morgan
                                               ---------------------------------
                                               Name:  R. Bruce Morgan
                                               Title: President & CEO



                                            DASSAULT SYSTEMES CORP.



                                            By: /s/ Thibault de Tersant
                                               ---------------------------------
                                               Name:  Thibault de Tersant
                                               Title: Secretary



                                            SPATIAL COMPONENTS, LLC



                                            By: /s/ R. Bruce Morgan
                                               ---------------------------------
                                               Name:  R. Bruce Morgan
                                               Title: President & CEO